UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 12, 2009
WELLTEK INCORPORATED
(Exact name of registrant as specified in its charter)

Nevada	333-157360	98-0610431

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 North Orange Avenue, Ste. 105, Orlando, FL	32801

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (407) 704-8950
Pharmacity Corporation
Jivova Street 26/8a
Ternopil, Ukraine, 46001
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.
Information in response to this Item 2.01 is keyed to the Item numbers of Form 10.
Item 1. Description of Business.
Forward Looking Statements
Statements in this current report on Form 8-K may be “forward-looking statements.” Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in this prospectus, including the risks described under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this current report and in other documents which we file with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to our ability to raise any financing which we may require for our operations, competition, government regulations and requirements, pricing and development difficulties, our ability to make acquisitions and successfully integrate those acquisitions with our business, as well as general industry and market conditions and growth rates, and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this current report.
Merger Transaction
Effective on November 12, 2009 (the “Closing Date”), pursuant to an Agreement and Plan of Merger dated September 1, 2009 (the “Merger Agreement”), between Pharmacity Corporation (currently known as Welltek Incorporated, “Welltek”), WI Acquisition, Inc., a Florida corporation and wholly-owned subsidiary of the Welltek (“WI Acquisition”), and MedX Systems, Inc., a Florida corporation (“MedX Systems”), MedX Systems merged with and into WI Acquisition, with WI Acquisition surviving the merger, and became a wholly-owned subsidiary of Welltek (the “Merger”). At the time of the Merger, Welltek was a shell corporation and was not engaged in any active business. The acquisition of MedX Systems through the Merger is treated as a reverse acquisition for accounting purposes, and the business of MedX Systems became the business of Welltek as a result thereof. MedX Systems conducts its business operations through the following three operating subsidiaries: MedX Limited, an English and Wales corporation (“Limited”), Pure Healthy Back, Inc., a Florida corporation (“PHB”), and Lime Fitness, Inc., a Florida corporation (“Lime”).
Prior to the Merger, and in anticipation thereof, Welltek filed a certificate of amendment with the Nevada secretary of state changing its name from Pharmacity Corporation to Welltek Incorporated, increasing its authorized common stock from 75 million shares to 200 million shares, and effecting a 40-1 forward split of its common stock.
References to “Welltek”, the “Company”, “we”, “us”, “our” and similar words refer to Welltek and its wholly-owned subsidiary, WI Acquisition, Inc., and its wholly-owned subsidiaries PHB and Lime, and majority owned subsidiary Limited, unless the context otherwise requires. WI Acquisition, Inc. is often referred to herein as MedX Systems.
Overview
MedX Systems is a global health, fitness and wellness company that provides solutions to help address some of the world’s most pressing and costly health challenges—obesity and chronic neck and back pain. MedX Systems is led by a highly accomplished team of business, healthcare and technology professionals who agree that there is a clear and unprecedented confluence of market dynamics and consumer trends creating extraordinary, high growth opportunities for Exercise Science-based products, technologies and services. In this regard, MedX Systems has established two complementary business strategies designed to best leverage the strength and reputational reach of the world famous MedX® brand to extend and enhance MedX’s industry leadership, and, in turn, support MedX System’s entry into two high growth niche markets within the global health, fitness and wellness industry.

To accomplish this mission, MedX Systems established three distinct business units — all of which provide for the strategic integration of MedX-branded equipment into their operating platforms; apply proven Exercise Science-based principles and instruction; and feature strong organic growth potential through tactical replication and scaling. At present, MedX Systems’ operating divisions include:
•	MedX Limited: the manufacturer and distributor of MedX’s line of medical and fitness equipment.
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Pure HealthyBack: a company engaged in building a national network of medical back and neck rehabilitation centers offering managed care companies, self-insured employer groups and federal government agencies a proprietary program which will substantially reduce spine treatment costs and get patients out of the formal healthcare system.

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Lime Fitness: a planned national chain of branded studios offering affluent, fitness-minded clientele highly personalized science-based cardio training, exercise and strength building instruction using state-of-the-art Pilates and MedX exercise equipment.

Operating Subsidiaries
MedX Limited
History of MedX
An entity affiliated with MedX Systems acquired the rights to the MedX line of medical and fitness equipment from MedX Corporation in June 2008. Those rights are now held by MedX Limited, a majority owned subsidiary of MedX Systems.
The MedX equipment was developed by Arthur Jones. Jones, who died in 2007, was a legendary U.S. entrepreneur and founder/inventor of Nautilus® fitness equipment. Jones earned worldwide distinction as one of the most influential figures in the field of Exercise Science and as the “Father of Modern Exercise.” In his autobiography, “...And God Laughs,” he claimed that over $80 million — and much of his personal fortune — was invested in the research and development of MedX’s revolutionary machines.
In fact, Jones is credited for pioneering an entirely new category in the Fitness Equipment sector: Medical Exercise Technology, which combines functional testing and resistance exercise necessary to restore and enhance health. MedX’s very first medical lumbar machine was unveiled to rave reviews in October 1987 at a major medical meeting held in New York City, known as the “Challenge of the Lumbar Spine.” Since that time, the medical MedX Lumbar Extension and MedX Cervical Extension machines have been subjected to extensive multi-site clinical studies conducted at various orthopedic clinics around the country. Further, MedX machines have undergone independent testing and evaluation by research teams fluent in Exercise Science at the University of Florida (UF) and the University of California San Diego (UCSD), among other leading academic research institutions around the world.
MedX’s innovative medical exercise machines have succeeded in providing the healthcare industry with the very first tools capable of producing specific and accurate tests for assessing functional ability, as well as the finest source of rehabilitative exercise. Over the past 23 years, more than 75 articles have been published in peer-reviewed medical journals by many authorities in the global medical community confirming MedX machines’ ability to materially decrease chronic spine-related pain issues, restore spinal function, improve quality of life and independence, and decrease or eliminate the need for ongoing spinal care or pain management — even after multiple failed attempts at other forms of treatment (to include surgical intervention).

As a result, MedX has succeeded in building a “Who’s Who” customer base comprised of professional sports teams; colleges and universities — both domestic and abroad; government agencies, including but not limited to every branch of the U.S. Armed Forces, CIA, Department of Energy, Secret Service, FBI and the Veterans Administration (numerous locations); Fortune 500 companies, such as General Motors and Tyson Foods; and hundreds of medical rehabilitation hospitals and leading wellness centers throughout North America and around the world.
Restructuring
Since acquiring the MedX equipment line, MedX Limited’s management has adopted lean manufacturing principles and practices and has upgraded the software and electronics on the existing line of medical exercise machines. In addition, new customer service protocols have been implemented and quality control standards and practices have been established. MedX Limited now meets ISO 9001 and ISO 13485 quality standards and its machines have been granted CE Marks, giving the company free rein to market MedX solutions to customers in European Union countries and other countries around the world that recognize the CE Mark approval process. More importantly, MedX Limited has plans to unveil MedX’s next generation, modular-designed line of patented medical exercise equipment featuring several innovations in system design, functionality and user benefits.
How MedX Works
Chronic neck and back pain can stem from a variety of sources and problems. Extensive research suggests that one source is significant weakness of the low back musculature. Most people with chronic pain learn to compensate with abnormal postures and movements, which compounds the problem over time. MedX eliminates these abnormal postures and movements, isolating the neck or low back musculature.
MedX rehabilitation is so effective because it truly isolates and strengthens specific areas of the spine. By training specific movements and not allowing abnormal compensations, the patient not only regains needed strength, but also learns to move their spine properly again. Even if a patient’s spinal disc has a bulge or herniation, it still responds to movement and correct movement is essential to restoring disc health.
MedX products achieve training efficiency through resistance curves matched to tested and proven strength profiles. They operate at a very low level of friction using bio-mechanical precision and offer a choice of resistance in two-pound increments, ensuring a weight that is just right thus promoting rapid and steady progress. The precision of MedX training makes it much more effective than conventional strength training.
The MedX Lumbar Extension Machine provides functional testing and spinal therapy. A unique method of pelvic stabilization provides true isolation of the deep muscles of the lumbar spine (erector spinae and multifidus). Weakness in these muscle groups has been associated with chronic low back pain and susceptibility to future back injuries. There are many devices and exercises which claim to strengthen the spine, but they have been disproved with scientific testing.
The MedX Cervical Extension Machine is similar to the MedX Lumbar Machine in that it isolates the deep musculature that normally stabilizes the spine. Because the cervical spine must support the weight of the head, strength deficits in this area often lead to chronic neck pain and headaches. The isometric test can be performed every three degrees through a 126 degree range of motion. Typically a minimum of three and a maximum of seven points are tested.
MedX has proven its efficacy because of its unique methods of muscle isolation and the ability to custom tailor the exercise range of motion, resistance and repetition to the individual needs of the patient. This leads to fewer flare ups of symptoms and a much easier rehabilitation process.
In the mid-1990’s, researchers and educators from the University of Florida, the University of California at San Diego, Syracuse University and Indiana University, along with numerous practicing clinicians throughout the country utilizing MedX equipment in their orthopedic rehabilitation programs, composed a “MedX Utilization Steering Committee” that sought to clarify issues related to appropriate usage, CPT coding and billing of rehabilitation services using MedX equipment. Their published consensus stated, “Medical research has documented that individuals suffering from a variety of spinal disorders respond positively to a specific progressive resistance exercise rehabilitation program using MedX equipment. A typical outcome from this therapeutic approach includes improved muscular strength and endurance, increased joint mobility, enhanced physical functioning and a reduction in pain.”

All MedX machines are backed by a five year warranty on moving parts and a ten-year warranty on the frame, and require virtually no maintenance other than cleaning. MedX’s exercise versions of its medical machines, created in 2002, were branded the Core Spinal Fitness System™. In less than 20 minutes, twice a week, these five machines can help reduce or eliminate back pain by focusing on strength, stability, flexibility and endurance of the body’s core, providing a solid foundation for whole-body strength.
Sampling of Published MedX Research
MedX equipment has been the subject of more than 75 peer-reviewed articles published in leading medical journals by many of the world’s top clinicians and orthopedic rehabilitation experts. To provide some perspective on the depth and breadth of the studies focused on MedX technology, the following sampling of published research is provided:
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Can Spinal Surgery Be Prevented by Aggressive Strengthening Exercise? A Prospective Study of Cervical and Lumbar Patients; Archives of Physical Medicine & Rehabilitation; January 1999, Volume 80, Number 1; Brian W. Nelson, MD., David M. Carpenter, MS, Thomas E. Dreisinger, PhD; Michelle Mitchelle, PTA; Charles E. Kelly, MD; Joseph A. Wegner, MD

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Study Outcomes and Clinical Relevance: 46 of the 60 participants completed the program. At an average of 16 months after completion, 38 patients were available for follow-up, while eight patients could not be located or contacted. Of these 38 patients, only three required surgery after completing the program. Patients who were informed they required back or neck surgery had a 92% chance of avoiding surgery with aggressive spinal strengthening on the MedX medical machines.

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Can Exercise Therapy Improve the Outcome of Microdiscectomy? Spine; June 2000, Volume 15, Number 25; Dolan P, Greenfield; K, Nelson; RJ, Nelson IW; Department of Anatomy, University of Bristol, United Kingdom

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Study Outcomes & Clinical Relevance: A four-week postoperative exercise program can improve pain, disability and spinal function in patients who undergo microdiscectomy. A brief course of active-based therapy provided long-term (up to one year) benefits to patients following microdiscectomy. These exercise-induced benefits augmented the outcomes provided by surgery. The authors expound on the long term de-conditioning that likely precedes surgery. A follow-up study should thus include a pre-surgical exercise group. If properly applied, aggressive spinal strengthening performed pre-surgically may have not only improved surgical outcomes, but helped many patients avoid surgery altogether—as previous research has suggested.

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Restorative Exercise for Clinical Low Back Pain (A Prospective Two-Center Study With One-Year Follow Up); Spine; November 1999, Volume 24, Number 9; Scott Leggett, MS, Vert Mooney, MD, Leonard N. Matheson, PhD; Brian Nelson, MD; Ted Dreisinger, PhD; Jill Van Zytveld, BA and L. Vie, BA

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Study Outcomes & Clinical Relevance: A combined study between Physicians Neck and Back Clinic (PNBC) and the University of California at San Diego, using similar exercise-only protocols, were able to achieve comparable excellent results with comparable spine patients. Health care reutilization was dramatically reduced at both clinics to almost identical levels, thus validating the results of each. In the year after completion of treatment, only 12% of PNBC patients needed to re-enter the health care system for spinal problems.

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A Preliminary Report on the Effect of Measured Strength Training in Adolescent Idiopathic Scoliosis: Journal of Spinal Disorders , 2000, Volume 13, Number 2, Vert Mooney, Jennifer Gulick, Robert Pozos ; US Spine & Sport Center, Worldwide Clinical Trials, and San Diego State University

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Study Outcomes & Clinical Relevance: The authors studied 12 adolescent patients with scoliosis (10 girls and 2 boys) who were 11 to 16 years old and had curvatures ranging from 20 to 60 degrees. When tested on the MedX Rotary Torso Machine, both sides were unequal in their torso rotation strength in all patients. These asymmetries were correct completely with torso rotation, which was associated with significant strength gains. Strength gains ranged from 12% to 40%. A 16 year old girl with a 60 degree lumbar curve progressed and had surgery. None of the remaining patients progressed and 4 of the 12 had decreases in their curvatures from 20 to 28 degrees. These results are equal to or better than 23 hour per day bracing. None of the patients used braces during this study.

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The Role of Anticipation and Fear of Pain in the Persistence of Avoidance Behavior in Patients with Chronic Low Back Pain; Spine; May 2000 Volume 25, Number 9; Al-Obaidi SM; Nelson RM; Al-Awadhi S; Al-Shuwaie N; Department of Physical Therapy, Kuwait University, Faculty of Allied Health Sciences and Nursing, Sulaibikhat, Kuwait

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Study Outcomes & Clinical Relevance: The results of this study strongly support the hypothesis that spinal physical capacity in chronicity is not explained solely by the sensory perception of pain. The anticipation of pain and the fear-avoidance belief about physical activities were the strongest predictors of the variation in physical performance. This study utilizing MedX technology reveals that the fear of pain can be as functionally debilitating as pain itself. MedX is a perfect solution for defusing fear of movement because treatment can occur in a very restricted range-of-motion with minimal resistance.

Pure HealthyBack
Pure HealthyBack uses MedX medical machines and scientifically-proven rehabilitative exercise protocols to help patients resolve chronic back and neck pain—ailments that afflict an estimated 80% of all adult Americans and costs the U.S. healthcare system as much as $100 billion every year. The program provides non-surgical treatment and has documented success in improving spinal function and significantly reducing symptoms to patients that have tried and failed a number of other spine treatment solutions.
Treatment is directed by staff physicians and administered by exercise physiologists and athletic trainers. The protocols emphasize aggressive muscle strengthening to restore function and promote patient independence so the patient does not reenter the healthcare system. Pure HealthyBack’s patient-centric approach presents a fundamental change in the way healthcare services are delivered. Our mission revolves around improving the quality of life for our patients, getting patients out of the formal healthcare system thereby preventing recurring costs and unnecessary procedures and surgeries associated with chronic back and neck pain.
The program has been developed to substantially reduce managed care and self insured companies’ spine treatment costs. Current methods for treating chronic back and neck pain have significant shortcomings, including escalating costs, expensive-unnecessary-unproven treatments and procedures, and increasing surgical rates. These issues have resulted in ever escalating costs causing payers and self-insured employers to actively seek innovative solutions that improve outcomes, control costs and hold patients and providers accountable. The cost to complete the program is $4,500 compared to surgery which, in total, can cost in excess of $100,000.

Pure HealthyBack is seeking to develop programs with managed care and self insured companies. The programs would be implemented with patients that have cost the payer’s more than $10,000 per year in layered medical costs from other medical interventions or prior to surgery, and would last for one year. The case rate for the program is estimated to be $4,500 per patient. These programs could be expanded nationally to the thousands of patients that have been on a medical merry-go-round and not found lasting relief.
Lime Fitness
Recent studies project health club memberships to reach $50 million by 2010 representing a 25% overall growth rate and validating the markets increased demand for healthier living. Lime Fitness plans to meet this demand by offering a network of studios dedicated to life, image and mind enrichment with an innovative combination of lifestyle fitness coaching, science-based exercise, advanced training programs and extraordinary service.
Lime Fitness Wellness Coaches specialize in educating and partnering with clients to achieve maximum potential in fitness — thriving at keeping clients motivated, helping them set goals, and witnessing the positive life altering changes they undergo as goals are achieved. Coaches will empower clients to look and feel their best.
Each studio is fitted with MedX machines, SCIFIT cardio machines and state-of-the-art Pilates equipment — all backed by proven scientific research — providing clients with the best possible fitness experience. Other client benefits include: nutritional counseling, optimal scheduling flexibility, and spa-like amenities that further enhance each overall wellness plan.
Lime Fitness currently has one studio in Orlando, Florida and is focused on establishing new centers in desirable target markets that have met specific demographic and psychographic criteria. In addition to planning its own corporate-owned network of studios, MedX Systems is actively engaged in discussions to accelerate Lime’s rise in national prominence through strategic joint ventures in certain geographic areas.
Pilates, one of the most popular exercise systems in the country, focuses on the balanced development of the body through core strength, flexibility and awareness in order to support efficient, graceful movement. Core strength is the foundation of Pilates exercise. The core muscles are the deep, internal muscles of the abdomen and back. When the core muscles are strong and doing their job, as they are trained to do in Pilates, they work in tandem with the more superficial muscles of the trunk to support the spine and movement. As core strength is developed, stability is developed throughout the entire torso — this is one of the keys to how Pilates helps people overcome back pain.
MedX’s Core Spinal Fitness System is a series of bio-mechanically precise exercise machines specifically designed to target, isolate and strengthen spinal muscle groups, while also promoting and improving flexibility and range of motion. Muscles are worked in the eccentric and concentric modes, meaning the muscle lengthens, develops tension and contracts to control resistance (eccentric); and shortens, develops tension and contracts against resistance (concentric). Progression and intensity levels are based on personal goals as well as individual health status and conditions. Exercise form must be continuously monitored and critiqued to ensure safety and effectiveness.
As vital as the Pilates and MedX exercise methodologies are to musculoskeletal wellness, optimal value can only be achieved IF these disciplines are taught and applied properly. Lime Fitness supports the ongoing training of its wellness coaches with continuing education delivered by way of live workshops and web-based distance learning courses. This training platform allows for continuity and consistency of the highest quality fitness training programs.
Moreover, in order to employ and retain the highest caliber of well-trained instructors who appreciate the tangible importance of delivering superior customer service to each and every client, Lime’s management, in collaboration with MedX’s leadership team, has established employee personal and professional growth as a mission-critical objective. To that end, Lime endeavors to provide its trainers with:
•	A fun, positive work environment where performance excellence is recognized and rewarded;
•	Specialized training programs designed to further strengthen industry knowledge and capabilities;

•	Ample opportunities for career advancement;
•	An open communication channel to senior leadership who heartily encourages new ways of thinking and welcomes creative, new ideas for achieving business and performance goals; and
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A shared commitment to business practices and ideals that are firmly rooted in establishing an entirely new standard for exemplary, personalized customer service and attention that outshines all others in the industry and turns every client into a raving fan of Lime Fitness.

Our Industry and Prevailing Market Opportunities
General Health and Wellness
In the 19th and 20th centuries, two health revolutions that influenced mortality rates were the control of infectious disease through health protective measures and the fight against non-communicable disease through behavior modification. The third health revolution began in 1986 with the introduction of the Ottawa Charter for Health Promotion during a conference of the World Health Organization, where it was agreed that empowerment of individuals, communities and entire societies is the key factor in promoting health.
Today, human wellness is generally associated with good nutrition, dietary supplements, physical fitness and mental fitness. The wellness concept is centered on the idea that the mind, body, spirit, community and environment are inter-related and inter-dependent. Moreover, consumers are starting to realize the extent of pro-active control that they can have on their health and well-being.
In 2003, the global market for herbals, supplements, functional foods and other natural products was more than US $160 billion. The World Bank predicted the market would increase to US $200 billion by the year 2010.
After closely analyzing burgeoning opportunities in the space, noted global economist and acclaimed author Paul Zane Pilzer confirmed that “more millionaires will be created in the Wellness industry than in Real Estate in the 80’s or the Internet boom of the 90’s.” Pilzer’s bestsellers, “The Next Trillion” and “The Wellness Revolution,” identify an emerging Wellness industry that by 2010 will occupy an additional one-seventh, or “next trillion,” of the global economy.
The growth in health and wellness industry has generated demand in related technology and is promoting a great deal of consolidation in a wide range of scientific fields including biotechnology, life sciences, medical treatment and others — much of which is adding fuel to the proverbial fire now known as “Wellness.”
We’re Getting Older and Smarter
All data sources are in agreement that the populations of western countries will continue to age as we move further into the 21st century. Life expectancy at birth in 1900 was 48 years for men and 51 years for women. This changed to 66 and 72 years by 1950. By 2003, life expectancy had increased to 74 years and 80 years for men and women, respectively. Projections for the year 2050 reach the ages of 80 and 84.
Because we are living longer, consumer attitudes towards health and quality of life is rapidly evolving — as a consequence, so, too, are behavior and purchasing patterns. Former focus on treating diseases and illnesses has given way to prevention and the pro-active pursuit of fuller, more productive lives and healthier lifestyles.
This dramatic shift is resulting in an unprecedented wellness trend that has gone from being a minority fad just 50 years ago to a global mass movement challenging existing standards for industries ranging from healthcare to housing; tourism to finance; nutrition to personal beauty products; and entertainment to transportation, among dozens more. More importantly, formerly obscure market niches are now fast emerging as industry category killers attracting billions of dollars in global investment. By way of example, consider that the overall organic food market has been growing at an average rate of 20% per year since 1997, reaching $40 billion worldwide in 2007 (source: National Marketing Institute).

Pleasure and health are no longer contradictory impulses, but rather are united in a vision of a better, healthier future. According to a study by Accenture, entitled “Accent on the Future,” the future wellness concept will likely be broadened towards values such as self-management, life balance, learning ability and maturity. Moreover, the World Health Organization reports that actively enhancing mental and physical wellness will be one of the most important healthcare issues for many years to come.
Chronic Orthopedic-Related Pain Issues and Disorders
In a 2006 industry research report, Frost & Sullivan stated that the cost of the impact of orthopedic-related disorders to the U.S. economy is valued at $254 billion, and this will only increase as the baby boomer generation continues to age. Each year, three out of every five injury-related physician visits are linked to the musculoskeletal system. Resulting treatment areas include the use of drugs, implants and devices to address problems with the hip, spine, ankle, foot, hand, wrist, shoulder and elbow.
Arthritis, chronic joint symptoms and other orthopedic-related disorders affect one in three American adults, while one out of every two women and one out of every eight men older than the age of 50 will have an osteoporosis-related fracture in their lifetime. Although the risk of arthritis rises with age, its reach is beyond that of the aged population — more than one-half of the 40 million Americans who suffer from arthritis are currently under the age of 65, which costs over $4 billion in lost income, productivity and healthcare (source: National Institute of Neurological Disorders and Stroke). Such reach renders arthritis as one of the most prevalent chronic health problems and the nation’s leading cause of disability among people over the age of 15. Indeed, arthritis — second only to heart disease as a cause of work disability — limits everyday activities such as walking, dressing, and bathing for more than 7 million Americans. The result: almost 40 million physician visits and more than half a million hospitalizations per annum. (source: Frost & Sullivan)
By 2020, the number of individuals over the age of 50 is expected to double, sparking an even greater need for care. It is this inevitable trend that is driving the industry — the North American orthopedic market was worth US $23.7 billion for full-year 2003, and an average annual growth rate of 8.4% will drive this market to US $41.7 billion by 2009 (source: Business Communications Company).
Pain — the Nation’s #1 Disability
As we age, neck and back pain becomes extremely common. These conditions affect not only physical health, but social and even economic well being, as well, disrupting simple daily tasks, routines, leisure activities and employment.
Seventy to 85% percent of adults in the US have back pain at some time in their lifetime. Five million Americans are partially disabled by back problems, and another two million are so severely disabled, they cannot work. Low back pain accounts for 93 million workdays lost every year and costs over $5 billion in healthcare. (source: National Institute of Neurological Disorders and Stroke).
In the year 2001, the National Hospital Ambulatory Medical Care Survey showed that 13,707,000 people visited their doctors to deal with a case of back pain. A similar study performed in Canada reflected that between 30% and 40% of all work absences were due to workers suffering from back pain.
Medical research shows that the majority of patients with chronic spinal pain are significantly “deconditioned.” Weakness of the musculature of the spine can lead to many conditions such as herniated discs, facet syndrome and degenerative joint disease. To provide lasting relief from chronic neck and back pain, the spinal structures and supporting tissue must be actively reconditioned through isolated strengthening exercises. Until MedX developed its patented restraint systems, there was never an effective way to isolate and strengthen the muscles of the spine.

A recent study by the American College of Sports Medicine shows that seven of the top ten fitness predictions for 2008 indicated emphasis on good back health, including an increase in core training to strengthen the muscles around the spine, to include regularly practicing Pilates and yoga; functional fitness training to mimic movements involved in daily living while properly aligned; and special programs for elder Americans to improve strength and balance.
Medical and Fitness Exercise Equipment
According to a May 2008 industry report by Koncept Analytics, health awareness, an aging population, need for time-efficient workout, increased government support and corporate fitness programs are some of the major factors driving the global fitness equipment market. Participation rates for all types of fitness equipment continue to be strong, and product innovation is also promoting solid participation trends. While growth of the home fitness market is expected to remain slow compared to the commercial fitness and sports medicine markets.
Fewer than 100 manufacturers of fitness equipment operate in the U.S., yet enjoy combined annual sales of more than $3 billion. Aside from MedX, key industry players include Technogym, Icon Health & Fitness, Nautilus, Life Fitness, Precor and Cybex.
Popular products include motorized treadmills, stationary bikes, stair climbers, rowing machines and elliptical ‘cross trainers’ collectively called aerobic exercisers; and weightlifting machines (strength training) and traditional weightlifting equipment (free weights and benches).
The two major market segments for fitness equipment are the home and the institutional exercise equipment market, which includes health clubs, corporation, musculoskeletal rehab clinics, apartment complexes and hotels.
Mind/Body Exercise and Personal Fitness Instruction
As more health-conscious people have joined the Wellness movement, the expanding market has provided entre to specialized gyms and personal fitness studios focused on specific wellness needs of consumers.
The health club industry, in general, has seen a major growth surge in recent years, pumping $17.6 billion into the U.S. economy in 2006, according to the International Health, Racquet & Sports Club Association. Moreover, about 42.7 million Americans had memberships to a health club in 2006, which compared to less than 26 million just ten years prior.
The U.S. Bureau of Labor Statistics has cited reasons for this dynamic growth that include the fact that employers are recognizing the benefits of fitness and health and are adding preventative health care programs to their corporate benefits packages; baby boomers, in general, are focused on staying fit; and parents are more concerned with childhood obesity in view of reduced physical education programs being available in public schools.
However, in the last decade — and particularly following the tragic events of 9-11, the U.S. saw a significant rise in the number of people turning to alternative health practices, thus promulgating the explosion of yoga and Pilates studios in nearly every city in America.
Similar to yoga, the Pilates exercise method has proven lasting appeal largely because it is much more than an exercise program. It is a complex program involving careful breathing, controlled movement, intense mental concentration and physical exercise. Pilates was developed as a systematic practice, designed to boost the body’s core through balance, stretching, strengthening and breathing. According to the 2005 International Health, Racquet and Sports Association (IHRSA) report:
•	Pilates participants have increased by 506% with a record number of 10,541,000 participants in the United States.
•	Approximately 9.5 million Americans say they participate at least once a week in a Pilates class.

•	1,375,000 or 13% of total participants reported by the Superstudy claim they are frequent participants.
•	over 65% of all health clubs in the United States now offer Pilates.
•	47% of clubs offer Pilates, 30% offer Pilates and traditional strength training fusion and 33% of clubs offer Pilates equipment programming.
Employees
We presently have 33 employees.
Corporate Offices
Our principal offices are located at 1030 N. Orange Avenue, Suite 105, Orlando, Florida 32801. Our telephone number is 407-704-8950 and our fax number is 407-704-8951. We currently operate a corporate website that can be found at www.welltekinc.com (the information on the website does not form a part of this prospectus).
ITEM 1A. RISK FACTORS
If any of the following risks actually occur, our results of operations, cash flows and the value of our shares could be negatively impacted. Although we believe that we have identified and discussed below the key risk factors affecting our business, there may be additional risks and uncertainties that are not presently known that may adversely affect our performance or financial condition.
We are a development stage company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.
Prior to the Merger we were an inactive shell corporation. We have generated no revenues, completed no business combinations and have had no active trading in our securities. We have commenced business operations as a result of the Merger with MedX Systems. MedX Systems has been operating for less than 2 years.
We are dependent upon our Management for the operating of the Company.
We are dependent upon the services of the Officers and Directors to determine and implement our overall focus and strategy. There can be no assurance that management’s experience will be sufficient to successfully achieve our business objectives. All decisions regarding the management of our affairs will be made exclusively by our Officers and Directors. In the event these persons are ineffective, our business and results of operation would likely be adversely affected.
MedX Systems may not be able to compete successfully against current and future competitors.
A large number of companies currently compete with MedX Systems in the marketplace. Many competitors have far greater capital, marketing and other resources than we do. Furthermore, we cannot assure you that these or other companies will not develop new or enhanced products that are more effective than any that MedX currently has or will develop in the future. MedX Systems three major competitors are Nautilus, Cybex and LifeFitness.
MedX Systems must successfully develop and market new and existing products.
While MedX Systems is pleased about the type and quality of product offerings made to date by MedX, it cannot be sure the products will continue to be commercially viable. Therefore, MedX Systems must develop and introduce new products and product enhancements to continue to sustain itself as a business, and there can be no assurances that MedX Systems will be able to adequately develop or market its current or new product offerings, or that any such activity will result in sufficient revenues.

Future litigation and administrative actions may result in significant costs.
We are not currently engaged in any material litigation. In the event that any litigation is instituted against us as a result of our products, services, or the assets we have acquired, our financial condition and results of operation may be adversely affected. MedX Systems has not received full clearance from the FDA of all of its product offerings, in fact there is a pending unresolved FDA Warning Letter on file that specifies a number of deficiencies within the MedX medical equipment product lines, and we will have to move quickly and effectively to resolve these issues. If these issues are not quickly and adequately resolved, there is a chance that we could be subjected to administrative action or censure by the FDA, which could result in MedX Systems having to cease manufacturing or delivery of some of its new product lines.
MedX Systems may not be able to enforce or protect its intellectual property rights, which may harm its ability to compete and adversely affect its business. If MedX Systems is unsuccessful in protecting and maintaining its intellectual property, its competitive position would be harmed.
The ability of MedX Systems to enforce its patents, together with its other intellectual property, is subject to general litigation risks, as well as uncertainty as to the enforceability of its intellectual property rights in various countries. MedX Systems have numerous provisional and full patents on our existing products, and it plans to file applications as appropriate for patents covering new products as they are developed. However, the patents MedX Systems owns, or in which it has rights, may not be sufficiently broad to protect its position against competitors, or may not otherwise provide it with competitive advantages. MedX Systems’ patents may not prevent other companies from developing functionally equivalent products or from challenging the validity or enforceability of its patents. When MedX Systems seeks to enforce its rights, it may be subject to claims that the intellectual property right is invalid, is otherwise not enforceable or is licensed to the party against whom it is asserting a claim. All patents are subject to requests for re-examination by third parties. When such requests for re-examination are granted, some or all claims may require amendment or cancellation. If MedX Systems is unable to enforce its intellectual property rights, or patent claims are altered or cancelled through re-examination, its competitive position would be harmed.
MedX Systems may be subject to claims of infringement of third-party intellectual property rights, which could adversely affect its business.
From time to time, third parties may assert against MedX Systems or its patent or other intellectual property rights to technologies that are important to its business. MedX Systems may be subject to intellectual property infringement claims from individuals and companies who have acquired or developed patent portfolios for the purpose of developing competing products, or for the sole purpose of asserting claims against it. Any claims that MedX Systems’ products or processes infringe the intellectual property rights of others, regardless of the merit or resolution of such claims, could cause it to incur significant costs in responding to, defending and resolving such claims, and may divert the efforts and attention of management and technical personnel away from its business. As a result of any such intellectual property infringement claims, MedX Systems could be required to:
•	pay material damages for third-party infringement claims;
•	discontinue manufacturing, using or selling the infringing products, technology or processes;
•	develop non-infringing product or modify products so that it is non-infringing, which could be time consuming and costly or may not be possible; or
•	license rights from the third-party claiming infringement for which the license may not be available on commercially reasonable terms or at all.
The occurrence of any of the foregoing could result in unexpected expenses or require MedX Systems to reassess its assets, which would likely reduce the value of its assets and increase expenses. In addition, if MedX Systems alters or discontinues its production of affected items, its revenue could be negatively impacted.

Potential future financings could involve a dilution of the interests of the shareholders of the company upon the issuance of additional shares of common stock and/or other securities.
We may engage in future financings over the next several years. There can be no assurances that such financing will ever be completed, but any such financing could involve a dilution of the interests of our shareholders upon the issuance of additional shares of common stock and/or other securities. To the extent we need additional financing in the immediate or near future to implement our business plan, attaining such additional financing may not be possible, or if additional capital may be otherwise available, the terms on which such capital may be available may not be commercially feasible or advantageous to us or our shareholders.
Our officers and directors will have significant voting power and may take actions that may not be in the best interests of other shareholders.
Our officers and directors, principal stockholders and their affiliates will control in excess of a majority of our voting securities. If these stockholders act together, they will be able to exert significant control over our management and affairs requiring stockholder approval, including approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of the Common Stock. This concentration of ownership may not be in the best interests of all of our stockholders.
We do not anticipate paying dividends in the foreseeable future, and the lack of dividends may have a negative effect on the stock price.
We currently intend to retain future earnings to support operations and to finance expansion and, therefore, do not anticipate paying any cash dividends on our capital stock in the foreseeable future.
Our articles of incorporation, our by-laws and Nevada law contain provisions that could discourage, delay or prevent a change in control or management.
Our articles of incorporation and by-laws and Nevada law contain provisions, which could discourage, delay or prevent a third-party from acquiring shares of our common stock or replacing members of our Board of Directors. These provisions include:
•	limitations on the ability of shareholders to remove directors;
•	authorization for our Board of Directors to adopt, amend or repeal our by-laws;
•	limitations on the ability of shareholders to call special meetings of shareholders; and
The limitation on the ability of shareholders to call a special meeting, to act by written consent and to remove directors may make it difficult for shareholders to remove or replace the Board of Directors should they desire to do so. These provisions could also delay or prevent a third-party from acquiring us, which could cause the market price of our common stock to decline.
We did not obtain an opinion from an unaffiliated third party as to the fair market value of MedX Systems or the fairness of the transaction to our stockholders and, as such, our stockholders are relying solely on the judgment of our board of directors.
We did not obtain an opinion from an unaffiliated third party that the price we paid to acquire MedX Systems was fair to our stockholders. Accordingly, our stockholders relied solely on the judgment of our board of directors. None of our directors is a business valuation expert, an independent public accountant or an investment banker.

Our internal control over financial reporting may have weaknesses or inadequacies that may be material.
Section 404 of the Sarbanes-Oxley Act of 2002 requires us to perform an evaluation of our internal control over financial reporting and our auditor to attest to such evaluation on an annual basis. As a result of our acquisition of MedX Systems, ongoing compliance with these requirements is expected to be expensive and time-consuming and may negatively impact our results of operations. We cannot make any assurances that material weaknesses in our internal control over financial reporting will not be identified in the future. If any material weaknesses are identified in the future, we may be required to make material changes in our internal control over financial reporting, which could negatively impact our results of operations. In addition, upon such occurrence, our management may not be able to conclude that our internal control over financial reporting is effective or our independent registered public accounting firm may not be able to attest that our internal control over financial reporting was effective. If we cannot conclude that our internal control over financial reporting is effective or if our independent registered public accounting firm is not able to attest that our internal control over financial reporting is effective, we may be subject to regulatory scrutiny, and a loss of public confidence in our internal control over financial reporting, which may cause the value of our common stock to decrease.
MedX Systems is not currently profitable and may never become profitable.
Sales for the first nine months of 2009 were $2,063,479 compared to sales of $1,656,283 for the first nine months of 2008. Loss from operations for the first nine months of 2009 was $1,464,634 with net loss of $1,426,230 compared to a net loss from operations for the first nine months of 2008 of $154,543 and net loss of $158,199. As MedX Systems increases its marketing efforts and production capability it may incur additional operating losses for the foreseeable future and may never achieve or maintain profitability. MedX Systems may experience negative cash flow for the foreseeable future as it funds its operating losses and capital expenditures. As a result, MedX Systems will need to generate significant revenues in order to achieve and maintain profitability. MedX Systems may not be able to generate significant increased revenues or achieve profitability in the future. The failure to achieve or maintain profitability could negatively impact the value of MedX Systems common stock and investors would in all likelihood lose all or a portion of their investment. If MedX Systems is not able to generate revenues sufficient to fund its operations through product sales or if it is not able to raise sufficient funds through investments by third parties, it could result in its inability to continue as a going concern and, as a result, our investors would lose their entire investment.
There is not now, and there may not ever be an active market for shares of our common stock.
Trading of our common stock is conducted on the “OTCBB”. In general, there has been very little trading activity in shares of Welltek common stock. The small trading volume will likely make it difficult for our stockholders to sell their shares as and when they choose. Furthermore, small trading volumes are generally understood to depress market prices. As a result, you may not always be able to resell shares of our common stock publicly at the time and prices that you feel are fair or appropriate.
Our common stock is subject to the “penny stock” rules of the SEC, which may make it more difficult for stockholders to sell the common stock.
The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:
•	that a broker or dealer approve a person’s account for transactions in penny stocks; and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:
•	obtain financial information and investment experience objectives of the person; and
•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:
•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.
Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.
The regulations applicable to penny stocks may severely affect the market liquidity for the common stock and could limit an investor’s ability to sell the common stock in the secondary market.
As an issuer of “penny stock,” the protection provided by the federal securities laws relating to forward looking statements does not apply to us.
Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we do not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.
Stockholders may have difficulty trading and obtaining quotations for our common stock.
Our common stock trades on a limited basis, and the bid and asked prices for our common stock on the Over-the-Counter Bulletin Board may fluctuate widely in the future. As a result, investors may find it difficult to dispose of, or to obtain accurate quotations of the price of, our securities. This severely limits the liquidity of our common stock, and would likely reduce the market price of our common stock and hamper our ability to raise additional capital.
The market price of our common stock is likely to be highly volatile and subject to wide fluctuations.
Dramatic fluctuations in the price of our common stock may make it difficult to sell our common stock. The market price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors, some of which are beyond our control. Such factors include:
•
dilution caused by our issuance of additional shares of common stock and other forms of equity securities, in connection with future capital financings to fund our operations and growth, to attract and retain valuable personnel and in connection with future strategic partnerships with other companies;

•	variations in our quarterly operating results;

•	announcements that our revenue or income are below or that costs or losses are greater than analysts’ expectations;
•	the general economic slowdown;
•	sales of large blocks of our common stock by stockholders;
•	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments; and
•	fluctuations in stock market prices and volumes;
These and other factors, and the impact of these risks, singly or in the aggregate, may result in material adverse changes to the market price of our common stock and/or our results of operations and financial condition.
We are subject to Sarbanes-Oxley and the reporting requirements of federal securities laws, which can be expensive.
As a public reporting company, we are subject to Sarbanes-Oxley and, accordingly, are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and other federal securities laws. The costs of compliance with Sarbanes-Oxley, of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC, furnishing audited reports to our Stockholders, and other legal, audit and internal resource costs attendant with being a public reporting company will cause our expenses to be higher than if we were privately held.
Impact of corporate governance laws.
Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and new SEC regulations, are creating uncertainty for public companies. We are required to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.
Item 2. Financial Information
Critical Accounting Estimates
Principles of Consolidation
The consolidated financial statements include the accounts of MedX Systems, Limited, PHB and Lime. All significant intercompany accounts and transactions have been eliminated in consolidation.
Management Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates during the periods include the provision for doubtful accounts, provision for product returns, evaluation of obsolete inventory, and the useful life of long-term assets, such as property, plant and equipment.

Revenue Recognition
MedX Systems recognizes product revenue, net of estimated sales discounts, returns and allowances, in accordance with Staff Accounting Bulletin (SAB) No. 104, “Revenue Recognition in Financial Statements” which established that revenue can be recognized when persuasive evidence of an arrangement exists, the product has been shipped, all significant contractual obligations have been satisfied, the fee is fixed or determinable and collection is reasonably assured. Revenue is recorded when equipment is delivered to MedX Systems’ customers.
Cash and Cash Equivalents
For the purposes of reporting cash flows, MedX Systems considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.
Accounts Receivable
In the normal course of business, MedX Systems provides credit to its customers, performs credit evaluations of these customers and maintains reserves for potential credit losses, which, when realized, have been within the range of management’s allowance for doubtful accounts. MedX Systems establishes an allowance for uncollectible accounts receivable based on historical experience and any specific customer collection issues that MedX Systems has identified. As of September 30, 2009 the allowance for doubtful accounts is valued at $5,000.
Inventories
Inventories are stated at the lower of cost or market, with cost being determined by the first in, first-out (FIFO) method. Inventories consist of raw materials and supplies, sub-assemblies, and finished goods. MedX Systemswrites down its inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions. MedX Systems writes down inventory during the period in which such products are considered no longer effective. MedX Systems has reserved approximately $30,000 for inventory obsolescence as of September 30, 2009.
Property and Equipment
Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which range from three to seven years.
MedX Systems leases certain equipment under capital leases. The economic substance of the leases is such that MedX Systems financing the acquisition of the assets through the lease terms, and accordingly, they are recorded as property and equipment and capital lease obligations. These assets are being depreciated on the straight-line method over the term of the leases. Amortization on the capital leases is included in depreciation expense.
Long-lived Assets
Long-lived assets used are reviewed for impairment whenever events or changes in circumstances indicate the related carrying amount may not be recoverable. When required, impairment losses on assets used are recognized based on the excess of the asset’s carrying amount over the fair value of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.
Intangible Assets
MedX Systems accounts for intangible assets in accordance with SFAS No. 142 “Goodwill and Other Intangible Assets”. Generally, intangible assets with indefinite lives, and goodwill, are no longer amortized; they are carried at lower of cost or market and subject to annual impairment evaluation, or interim impairment evaluation if an interim triggering event occurs, using a new fair market value method. Intangible assets with finite lives are amortized over those lives, with no stipulated maximum, and an impairment test is performed only when a triggering event occurs. Such assets are amortized on a straight-line basis over the estimated useful life of the asset.

Stock-Based Compensation
Currently, MedX Systems does sponsor a stock option plan or the equivalent. Additionally, MedX Systems has issued common stock or the equivalent for employee compensation or consultant services for the periods presented.
Advertising
MedX Systems expenses advertising costs as they are incurred.
Product Warranties
Estimated costs related to product warranties are accrued at the time the equipment is sold. In estimating its future warranty obligations, MedX Systems considers various relevant factors, including MedX Systems stated warranty policies and practices, the historical frequency of claims and the cost to replace or repair its products under warranty. MedX Systems has accrued $10,000 in product liability claims for the period ended September 30, 2009.
Comprehensive Income (Loss)
MedX Systems has no components of other comprehensive income (loss). Accordingly, net income (loss) equals comprehensive income (loss) for the periods presented.
Income Taxes
MedX Systems accounts for income taxes under Statement of Financial Accounting Standards (“SFAS”) No. 109, “Accounting for Income Taxes”. Deferred income tax assets and liabilities are determined based upon differences between financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established when it is more likely than not that the deferred tax assets will not be realized.
Net Income (Loss) Per Share
Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted net income (loss) per share is computed similarly to basic net income (loss) per share except that it includes the potential dilution that could occur if dilutive securities were exercised. For the periods presented, MedX Systems did not have any outstanding dilutive securities, and, accordingly, diluted net income (loss) per share equals basic net income (loss) per share.
Fair Value of Financial Instruments
SFAS No. 107, “Disclosures about Fair Value of Financial Instruments,” requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value. For purposes of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties other than in a forced sale or liquidation.
The carrying amounts of MedX Systems’ financial instruments, including cash, accounts receivable, accounts payable and accrued liabilities, approximate fair value because of their short maturities. The carrying amount of capital lease obligations approximate fair values based on that their interest rates are at prevailing market rates.

Management Discussion and Analysis
MedX Systems Comparison of Three Months Ended September 30, 2009 and 2008
Revenues decreased to $1,094,534 for the three months ended September 30, 2009 from $1,256,899 for the comparable 2008 period, representing a decrease of 12.9%. Operating income decreased to ($1,035,784) for the three months ended September 30, 2009 from ($153,086) for the comparable 2008 period, representing a decrease of 576.6%. This decrease is primarily attributed to increases in non-cash stock compensation and general and administrative expenses.
Gross profit decreased to $542,161 for the three months ended September 30, 2009 from $596,704 for the comparable 2008 period, representing a decrease of 9.1%.
Operating expenses increased to $1,577,945 for the three months ended September 30, 2009 from $749,790 for the comparable 2008 period, representing an increase of 110.5%. This increase is attributed to an increase of $553,221 in non-cash stock compensation and $274,934 in general and administrative expenses.
Interest Expense increased to $12,000 for the three months ended September 30, 2009 from $1,435 for the comparable 2008 period, representing an increase of 736.2%. This increase is attributed to an increase in long term debt.
As a result of the above changes, net income was ($1,022,219) for the three months ended September 30, 2009 from ($154,521) for the comparable 2008 period, representing a decrease of 561.5%. This decrease is primarily attributed to increases in non-cash stock compensation and general and administrative expenses.
MedX Systems Comparison of Nine Months Ended September 30, 2009 and 2008
Revenues increased to $2,063,479 for the nine months ended September 30, 2009 from $1,656,283 for the comparable 2008 period, representing an increase of 24.6%. Operating income decreased to ($1,464,634) for the nine months ended September 30, 2009 from ($154,543) for the comparable 2008 period, representing a decrease of 847.7%. This decrease is attributed to increases in non-cash stock compensation and general and administrative expenses.
Gross profit increased to $1,039,902 for the nine months ended September 30, 2009 from $791,283 for the comparable 2008 period, representing an increase of 31.4%. This increase is attributed to a significantly decreased direct payroll cost in 2009.
Operating expenses increased to $2,504,536 for the nine months ended September 30, 2009 from $945,826 for the comparable 2008 period, representing an increase of 164.8%. This increase is attributed to an increase of $570,837 in non-cash stock compensation and $987,873 in general and administrative expenses.
Interest Expense increased to $37,593 for the nine months ended September 30, 2009 from $3,656 for the comparable 2008 period, representing an increase of 928.3%. This increase is attributed to an increase in long term debt.
As a result of the above changes, net income was ($1,426,230) for the nine months ended September 30, 2009 from ($158,199) for the comparable 2008 period, representing a decrease of 801.5%. This decrease is primarily attributed to increases in non-cash stock compensation and general and administrative expenses.
Liquidity and Capital Resources
As of September 30, 2009, MedX Systems had cash on hand in the amount of $238,146. As of September 30, 2009, MedX Systems’ current assets were $812,970 and its current liabilities were $1,692,663, which resulted in a working capital deficiency of $879,692. As of September 30, 2009, MedX Systems had total assets of $1,206,666 and total liabilities of $1,692,663. If MedX Systems is unable to generate sufficient cash from operations, it will need to find alternative sources of capital in order to continue its operations, such as a public offering or private placement of securities, or loans from its officers or others.
Off Balance Sheet Arrangements
MedX Systems has no off balance-sheet arrangements.

Item 3. Properties
Our principal executive office is located in Orlando, Florida where we lease approximately 4,371 square feet of office space for our corporate headquarters. Monthly lease payments are approximately $8,146 and the lease term expires June 31, 2012.
The Lime Fitness studio is located in Orlando, Florida where Lime leases approximately 1,720 square feet. Monthly lease payments are approximately $8,008 and the lease term expires September 17, 2013.
In addition, MedX Systems utilizes a 110,000 square foot production facility in Ocala, Florida where it manufactures MedX products.
Our headquarters, Lime Fitness studios and manufacturing facility are suitable for their respective uses and are, in general, adequate for our present needs. Said properties are subject to various federal, state, and local statutes and ordinances regulating their operations. Management does not believe that compliance with such statutes and ordinances will materially affect MedX Systems’ business, financial condition, or results of operations.
Item 4. Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information known to us, as of November 15, 2009, relating to the beneficial ownership of shares of common stock by: (i) each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock; (ii) each director; (iii) each executive officer; and (iv) all executive officers and directors as a group. Under securities laws, a person is considered to be the beneficial owner of securities owned by him (or certain persons whose ownership is attributed to him) or securities that can be acquired by him within 60 days, including upon the exercise of options, warrants or convertible securities. We determine a beneficial owner’s percentage ownership by assuming that options, warrants and convertible securities that are held by the beneficial owner and which are exercisable within 60 days, have been exercised or converted. We believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock shown as being owned by them. Unless otherwise indicated, the address of each beneficial owner in the table set forth below is care of Welltek Incorporated, 1030 North Orange Avenue, Suite 105, Orlando, Florida 32801. The percentages in the following table are based upon 85,783,828 shares outstanding as of November 15, 2009.

	Amount and Nature of
Name of Beneficial Owner	Beneficial Ownership		Percent of Class

Randy Lubinsky, C.E.O. and Chairman of the Board	15,923,667	(1)	18.3%
Mark Szporka, C.F.O., Secretary and Director	15,977,794	(2)	18.3%
Richard and Noelle Siegel	5,412,757		6.3%
James Byrd, Jr.	5,954,033	(3)	6.9%
Executive Officers and Directors as a Group:	31,901,461		36.6%

1.	Includes options to purchase 1,353,189 shares of common stock at $0.09 per share.

2.	Includes options to purchase 1,353,189 shares of common stock at $0.09 per share.

3.	Includes options to purchase 541,276 shares of common stock at $0.28 per share; and 1,623,827 shares of common stock held by the James S. Byrd, Jr. SEP IRA.

Item 5. Directors and Executive Officers.
Directors and Executive Officers
Our board of directors manages our business and affairs. Under our Articles of Incorporation and Bylaws, the Board will consist of not less than one nor more than thirteen directors. Currently, our Board consists of two directors. The names, ages, positions and dates appointed of our current directors and executive officers, following the Merger with MedX Systems, are set forth below.

Name	Age	Position	Appointed

Randy Lubinsky	56	C.E.O., Chairman and Director	November 12, 2009
Mark Szporka	53	C.F.O., Secretary, and Director	November 12, 2009
Randy Lubinsky, Chief Executive Officer and Chairman of the Board. Mr. Lubinsky has over 32 years experience as a business builder, healthcare entrepreneur and investment banker. He has successfully built businesses from the start-up phase in the healthcare and real estate industries, and has assisted several public companies in implementing roll-up strategies. He co-founded Quest Capital Partners, LC in 1998 with Mr. Szporka. Quest Capital Partners, LC provided the initial capital to PainCare Holdings, Inc. in July 2000 and Mr. Lubinsky served as Chief Executive Officer and Director of PainCare Holdings, Inc. until Fall 2008. Prior to founding Quest, he was President of Ivanhoe Consolidated Group, a healthcare company which was acquired by publicly-traded Medical Industries of America. He also assisted Medical Industries of America in implementing its active acquisition strategy and served as Chief Executive Officer of its Air Ambulance division. From 1994 to 1998, Mr. Lubinsky was founding Director and Chief Executive Officer of Pain Rehabilitation Network, a medical management company which owned or managed 40 medical practices. From 1987 until 1994, he was Chief Executive Officer of Medical Equity, Inc., an investment banking and management company focused on the healthcare industry. During this period, Mr. Lubinsky also founded MedX West, Inc., a distributor of medical equipment. From 1981 to 1987, Mr. Lubinsky served as President and Chief Executive Officer of Florida Equity Group, a real estate development and mortgage banking entity. Prior to founding Florida Equity Group, he served as Senior Vice President of real estate lending for American Savings of Miami, a New York Stock Exchange company. Mr. Lubinsky received a BA degree in finance from Florida International University.
Mark Szporka, Chief Financial Officer, Secretary and Director. Mr. Szporka has in excess of 27 years experience as an investment banker, chief financial officer and strategic planner. During this time he has completed in excess of 150 transactions including mergers & acquisitions, corporate joint ventures, initial public offerings, equity and debt private placements, real estate financings and strategic plans. He co-founded Quest Capital Partners, LC in 1998 with Mr. Lubinsky. Quest Capital Partners, LC provided the initial capital to PainCare Holdings, Inc. in July 2000 and Mr. Szporka served as Chief Financial Officer and Director of PainCare Holdings, Inc. until the Fall 2008. From 1995 to 1998, Mr. Szporka was a principal of a private investment company and during this period served as Chief Financial Officer of Carpet Barn, Inc., a $40 million public floor covering company. Prior to 1995, Mr. Szporka served as Managing Director of AMI Holding Corporation, Inc., a healthcare company, where he also served as Chief Financial Officer of all affiliates. Prior to joining AMI, Mr. Szporka was Managing Director of Corporate Finance Consulting for Arthur Andersen & Co. where he established and managed investment banking practices for middle-market companies in Detroit, Boston and Philadelphia. Mr. Szporka was Managing Director at Security Pacific Merchant Bank with overall nationwide responsibility for investment banking services for real estate and hospitality companies. Previously, he served as Vice President in the investment banking divisions of Paine Webber and E.F. Hutton. In addition, he was Director of Strategic Planning at Joseph E. Seagram & Sons. Mr. Szporka received a MBA from the University of Michigan and a BBA from the University of Notre Dame. He is a Certified Public Accountant (non-active) in New York.

Item 6. Compensation
Summary Compensation Table
Welltek was formed in January 2009, and therefore has no compensation information for 2008 or 2007.
The predecessor to MedX Systems was formed in 2008, and therefore has no compensation information for 2007. The following table sets forth the aggregate compensation paid or accrued by MedX Systems to its Principal Executive Officer, Principal Financial Officer and certain other executive officers, (the Named Executive Officers”) as of December 31, 2008.

							Non-Equity	Nonqualified
						Option	Incentive Plan	Deferred
Current Officers		Salary		Bonus	Stock	Awards	Compensation	Compensation	All Other	Total
Name & Principal Position	Year	($)		($)	($) (1)	($)	($)	Earnings ($)	Compensation ($)	($)

Randy Lubinsky	2008	0	(1)	0	52,575	52,575	0	0	0	105,150
CEO, Chairman & Director

Mark Szporka	2008	0	(1)	0	52,575	52,575	0	0	0	105,150
CFO, Secretary & Director

(1)	Mr. Lubinsky and Mr. Szporka waived all salary to which they were entitled in 2008.
Options
Welltek was formed in January 2009, and therefore did not have any options outstanding as of December 31, 2008. In connection with the Merger, Welltek assumed all outstanding options of MedX Systems, including options entitling Randy Lubinsky to purchase 1,353,189 shares of common stock, and entitling Mark Szporka to purchase 1,353,189 shares of our common stock. All such options were issued and outstanding on December 31, 2008 (as adjusted for the 40-1 forward split of our common stock).
Employment Arrangements with Named Executive Officers and Post-Employment Compensation
Welltek did not have any employment agreements prior to the Merger. In connection with the Merger, Welltek assumed the following MedX Systems employment agreements.
On November 1, 2008, MedX Systems entered into an employment agreement with Randy Lubinsky, to serve as Chief Executive Officer. The term of the agreement is 5 years, and Mr. Lubinsky has the right to extend the agreement for an additional 3 year term thereafter. Pursuant to the agreement Mr. Lubinsky is to receive a base salary of $275,000 per year, and a discretionary bonus, payable quarterly at the discretion of the Board, in an amount up to 150% of the base salary paid to employee in the prior quarter. Under the agreement Mr. Lubinsky will receive a car allowance, a country club membership, and other standard benefits. The agreement contains non-competition provisions, non-interference provisions, and a confidentiality clause. The agreement also provides for certain payments to be made to Mr. Lubinsky should certain events occur within 2 years of a change of control.
On November 1, 2008, MedX Systems entered into an employment agreement with Mark Szporka, to serve as Chief Financial Officer. The term of the agreement is 5 years, and Mr. Szporka has the right to extend the agreement for an additional 3 year term thereafter. Pursuant to the agreement Mr. Szporka is to receive a base salary of $250,000 per year, and a discretionary bonus, payable quarterly at the discretion of the Board, in an amount up to 150% of the base salary paid to employee in the prior quarter. Under the agreement Mr. Szporka will receive a car allowance, a country club membership, and other standard benefits. The agreement contains non-competition provisions, non-interference provisions, and a confidentiality clause. The agreement also provides for certain payments to be made to Mr. Szporka should certain events occur within 2 years of a change of control.
Compensation of the Board of Directors
Members of our Board do not currently receive compensation for their service to the Company.

Item 7. Certain Relationships and Related Transactions, and Director Independence
RELATED PARTY TRANSACTIONS
In connection with the Merger, (i) we issued Mr. Lubinsky 14,570,478 shares of our common stock, and assumed an option entitling Mr. Lubinsky to purchase an additional 1,353,189 shares of our common stock; and (ii) we issued Mr. Szporka 14,624,605 shares of our common stock, and assumed an option entitling Mr. Szporka to purchase an additional 1,353,189 shares of our common stock
As of November 1, 2009, Quest Capital Partners, LC, an entity controlled by Mr. Lubinsky and Mr. Szporka had a note payable in the amount of $51,296.
BOARD INDEPENDENCE AND COMMITTEES
We have elected to use the independence standards of the NYSE AMEX Equities Exchange in our determination of whether the members of our Board are independent. Based on the foregoing, we have concluded that neither Mr. Lubinsky nor Mr. Szporka is independent. The Board has not established any committees. The services typically provided by an audit committee, nominating committee, and compensation committee, are currently provided by our full Board.
Item 8. Legal Proceedings.
None.
Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.
Market Information
Our securities are quoted on the OTC Bulletin Board under the trading symbol “WTKN.OB”. From our inception until November 15, 2009, there have been limited transactions in our common stock.
Holders
As of November 15, 2009, there are 85,783,828 shares of our Common Stock outstanding, held of record by 81 persons. We have 1,813,273 common stock warrants outstanding, and 6,847,138 common stock options outstanding.
Dividends
We have never declared or paid any dividends on our common stock. Any determination to pay dividends in the future will be at the discretion of our Board of Directors and will be dependent upon our results of operations, financial condition, capital requirements, contractual restrictions and other factors deemed relevant by the Board of Directors. The Board of Directors is not expected to declare dividends or make any other distributions in the foreseeable future, but instead intends to retain earnings, if any, for use in business operations.
Item 10. Recent Sales of Unregistered Securities.
In the past three years, we have sold the following securities in transactions not registered under the Securities Act of 1933, as amended (the “Securities Act”):
In January 2009, we issued a total of 2,000,000 shares of common stock to Iryna Kravchuk, who then served as our sole officer and director. The shares represented, at that time, 100% of our issued and outstanding shares. The securities were issued pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1993. The issued securities were restricted, and the certificates representing the shares contained a standard restrictive legend.

In connection with the Merger we issued 69,623,828 shares of our common stock to the shareholders of MedX Systems. The securities were issued in reliance on Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act. The issued securities are restricted, and the certificates representing the shares contain a standard restrictive legend.
Item 11. Description of Registrants Securities to be Registered
Authorized Capital Stock
Our Articles of Incorporation authorize us to issue up to 200,000,000 shares of Common Stock, $0.00001 par value per share. Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Cumulative voting of shares in elections of directors is not permitted. Holders of common stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefore. In the event of a liquidation, dissolution or winding up of the Company, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock, if any. The common stock has no preemptive or other subscription rights. No redemption or sinking fund provisions apply to the common stock. All outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Signature Stock Transfer, Inc, 2632 Coachlight Court, Plano, TX 75093.
Item 12. Indemnification of directors and Officers
Pursuant to our Bylaws, we shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person is or was a Director, Trustee, Officer, employee or agent of the Company, or is or was serving at the request of the Company as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action proceeding, had reasonable cause to believe that such person’s conduct was unlawful.
We shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in the Company’s favor by reason of the fact that such person is or was a Director, Trustee, Officer, employee or agent of the Company, or is or was serving at the request of the Company as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees) and amount paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to amounts paid in settlement, the settlement of the suit or action was in the best interests of the Company; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person’s duty to the Company unless and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. The termination of any action or suit by judgment or settlement shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company.

To the extent that a Director, Trustee, Officer, employee or Agent of the Company has been successful on the merits or otherwise, in whole or in part in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
Any indemnification described above (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Director, Trustee, Officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth above. Such determination shall be made (a) by the Board of Directors of the Company by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (b) is such a quorum is not obtainable, by a majority vote of the Directors who were not parties to such action, suit or proceeding, or (c) by independent legal counsel (selected by one or more of the Directors, whether or not a quorum and whether or not disinterested) in a written opinion, or (d) by the Shareholders. Anyone making such a determination under this paragraph may determine that a person has met the standards therein set forth as to some claims, issues or matters but not as to others, and may reasonably prorate amounts to be paid as indemnification.
Expenses incurred in defending civil or criminal action, suit or proceeding shall be paid by the Company, at any time or from time to time in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided above upon receipt of an undertaking by or on behalf of the Director, Trustee, Officer, employee or agent to repay such amount unless it shall ultimately be by the Company is authorized in this Section.
The foregoing indemnification is not exclusive of any other rights to which those indemnified may be entitled under any law, bylaw, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, Trustee, Officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.
We have the power to purchase and maintain insurance on behalf of any person who is or was a Director, Trustee, Officer, employee or agent of the Company, or is or was serving at the request of the Company as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability assessed against such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability.
We may enter into an indemnity agreement with any director, officer, employee or agent of ours, upon terms and conditions that the Board of Directors deems appropriate, as long as the provisions of the agreement are not inconsistent with the Bylaws.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
Item 13. Financial Statements and Supplementary Date
See Item 9.01 Financial Statements and Exhibits.
Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
See Item 4.01.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.
As disclosed under Item 2.01 above, in connection with the Merger we issued 69,623,828 shares of our common stock to the shareholders of MedX Systems. The securities were issued in reliance on Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act. The issued securities are restricted, and the certificates representing the shares contain a standard restrictive legend. Also in connection with the Merger, we assumed the options and warrants of MedX Systems entitling the holders to purchase 8,660,411 shares of common stock.
ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.
Dismissal of M&K CPAS, PLLC
(i) On November 12, 2009, M&K CPAS, PLLC (“M&K”) was dismissed as the independent registered public accounting firm of the Company by the Company’s Board of Directors.
(ii) The reports issued by M&K on the financial statements of the Company for the period from inception in January 2009 through the date hereof, if any, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.
(iii) From the Company’s inception in January 2009 through November the date hereof, there were no disagreements between the Company and M&K on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of M&K would have caused them to make reference thereto in their reports on the financial statements for such period; and there were no “reportable events” as that term is used in Item 304(a)(1)(v) of Regulation S-K occurring.
(iv) The Company provided M&K with a copy of the foregoing disclosures and requested that M&K review such disclosures and furnish a letter addressed to the Securities and Exchange Commission stating whether or not M&K agrees with such statements. The Company will file the response letter from M&K promptly upon receipt.
Engagement of Jewett Schwartz Wolfe & Associates
On November 12, 2009, the Company retained Jewett Schwartz Wolfe & Associates (“JSW”), as its new independent registered public accounting firm. The decision to retain JSW as the Company’s independent registered public accounting firm was made by the Company’s Board of Directors on November 12, 2009. The Company has engaged JSW to audit the Company’s financial statements for the year ending December 31, 2009. From inception in January 2009 through the date hereof, neither the Company nor anyone on the Company’s behalf has consulted with JSW regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was either the subject of a disagreement as that term is used in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K or a reportable event as that term is used in Item 304(a)(1)(v) and the related instructions to Item 304 of Regulation S-K.
ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT
As a result of the Merger, the former shareholders of MedX Systems, now, as a group, have voting control of the Company. As a result of the Merger, Randy Lubinsky and Mark Szporka were appointed to the Company’s Board of Directors, and all other directors resigned. The disclosures set forth in ITEM 2.01 above are hereby incorporated by reference into this ITEM 5.01.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
As a result of the Merger, on November 12, 2009, the following officers and directors were appointed:

Name	Position

Randy Lubinsky	Chief Executive Officer, Chairman, and Director
Mark Szporka	Chief Financial Officer, Secretary and Director
As a result of the Merger, on November 12, 2009, Iryna Kravchuk, who served as the Company’s Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary and a director, and Paul Schmidt, who served as the Company’s Assistant Secretary, resigned all offices held.
The disclosures in ITEM 2.01 regarding the foregoing appointments and resignations are hereby incorporated by reference into this ITEM 5.02.
ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR
On September 25, 2009, the Company filed a Certificate of Amendment with the Nevada Secretary of State amending its Articles of Incorporation as follows: (a) The Company’s name was changed from Pharmacity Corporation to WellTek Incorporated; (b) the Company’s authorized common stock was increased from 75 million shares to 200 million shares; and (c) the Company effectuated a forward split of its common stock.
A copy of the Certificate of Amendment is attached hereto as an exhibit.
ITEM 5.06 CHANGE IN SHELL COMPANY STATUS
As a result of the Merger the Company is no longer a shell company (See ITEM 2.01).
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(a) Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the board of directors and shareholders of
MedX Corporation
We have audited the accompanying balance sheets of MedX Corporation (the “Company”) as of December 31, 2007 and 2006, and the related statements of operations, changes in stockholder’s deficit and cash flows for the years ended December 31, 2007 and 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years ended December 31, 2007 and 2006 in conformity with accounting principles generally accepted in the United States of America.
/s/ Jewett, Schwartz, Wolfe & Associates
Hollywood, Florida
October 8, 2008
2514 HOLLYWOOD BOULEVARD, SUITE 508 • HOLLYWOOD, FLORIDA 33020 • MAIN 954.922.5885 • FAX 954.922.5957 • WWW.JSW-CPA.COM
Member — American Institute of Certified Public Accountants • Florida Institute of Certified Public Accountants
Private Companies Practice Section of the AICPA • Registered with the Public Company Accounting Oversight Board of the SEC

MEDX CORPORATION
BALANCE SHEETS
AS OF DECEMBER 31, 2007 AND 2006

	2007	2006
ASSETS
Current Assets:
Cash	$16,456	$151,454
Accounts receivable, net	249,986	590,413
Other receivables	6,592	—
Prepaid expenses	77,538	27,081
Inventories, net	278,734	355,271

Total current assets	629,306	1,124,219

Property, plant and equipment-net	1,025,591	1,067,010
Patents, net	13,076	7,061
Loan costs, net	17,914	28,846
Deposits	16,110	14,910

Total assets	$1,701,997	$2,242,046

LIABILITIES AND STOCKHOLDER’S DEFICIT

Current Liabilities:
Accounts payable	$940,644	$537,202
Accrued expenses	228,353	282,662
Warranty and obsolescence provision	54,000	54,000
Customer deposits	287,366	147,141
Current portion capital lease payable	58,426	53,372
Current portion mortgage payable-investor	—	21,000

Total current liabilities	1,568,789	1,095,377

Long-term Debt:
Capital lease payable	40,336	98,762
Mortgage payable-investor, less current portion	2,083,940	1,535,646

	2,124,276	1,634,408

Total Liabilities	3,693,065	2,729,785

Commitments and contingencies

Stockholder’s Deficit
Common stock; $1 par value, 1,000 shares authorized, 1,000 shares issued and outstanding	1,000	1,000
Additional paid in capital	1,952,166	2,082,666
Accumulated deficit	(3,944,234)	(2,571,405)

Total stockholder’s deficit	(1,991,068)	(487,739)

Total liabilities and stockholder’s deficit	$1,701,997	$2,242,046

See Notes to Financial Statements

MEDX CORPORATION
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31,

	2007	2006

Revenues	$4,944,730	$5,222,113

Cost of revenues	2,873,964	2,978,509

Gross profit	2,070,766	2,243,604

Operating expenses:
Selling expense	1,539,820	1,154,871
General and administrative	1,647,401	2,027,017
Depreciation	106,211	154,560

Total operating expenses	3,293,432	3,336,448

Operating loss	(1,222,666)	(1,092,844)

Interest expense	(150,163)	(138,901)

Net loss	$(1,372,829)	$(1,231,745)

Weighted Common Shares Outstanding:
Basic and diluted	1,000	1,000

Net loss per common share
Basic and diluted	$(1,373)	$(1,232)

See Notes to Financial Statements

MEDX CORPORATION
STATEMENTS OF CHANGES IN STOCKHOLDER’S DEFICIT

	Common Stock		Additional Paid-In	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance at December 31, 2005	1,000	$1,000	$2,082,666	$(1,339,660)	$744,006

Net loss	—	—	—	(1,231,745)	(1,231,745)

Balance at December 31, 2006	1,000	$1,000	$2,082,666	$(2,571,405)	$(487,739)

Net loss	—	—		(1,372,829)	(1,372,829)

Distribution	—	—	(130,500)	—	(130,500)

Balance at December 31, 2007	1,000	$1,000	$1,952,166	$(3,944,234)	$(1,991,068)

See Notes to Financial Statements

MEDX CORPORATION
STATEMENTS OF CASH FLOWS

	For the Year Ended
	December 31,
	2007	2006
Cash flows from operating activities:
Net loss	$(1,372,829)	$(1,231,745)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	106,211	154,560
Changes in operating assets and liabilities:
Accounts receivable	340,427	257,320
Prepaid expenses and other asset	(50,457)	3,769
Inventory	76,537	109,427
Other receivables	(6,592)	12,542
Other assets	3,717	—
Accounts payable and accrued expenses	349,133	—
Customer deposits	140,225	(14,087)

Net cash used in operating activities	(413,628)	(708,214)

Cash flows used in investing activity:
Purchase of fixed assets	(64,792)	—

Net cash used in investing activity	(64,792)	—

Cash flows from financing activities:
Payment of parent company debt	(130,500)	—
Payment of long term debt	527,294	515,559
Payment of capital lease payable	(53,372)	17,327

Net cash provided by financing activities	343,422	532,886

Net decrease in cash	(134,998)	(175,328)

Cash, beginning of year	151,454	326,782

Cash, end of year	$16,456	$151,454

Supplemental disclosures of cash flow information:
Cash paid for taxes	$—	$—

Cash paid for interest	$—	$—

See Notes to Financial Statements

MEDX CORPORATION
NOTES TO FINANCIAL STATEMENTS
December 31, 2007 and 2006
NOTE 1 – NATURE OF BUSINESS
MedX Corporation, (the “Company”), manufactures and markets high quality medical, rehabilitation and exercise equipment, sold throughout the world and is located in Altamonte Springs, Florida with manufacturing operations in Ocala, Florida.
The financial statements are presented on the basis that the Company is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. The Company has incurred operating losses since its inception. This condition raises substantial doubt as to the Company’s ability to continue as a going concern.
NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Management Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates during the periods include the provision for doubtful accounts, provision for product returns, evaluation of obsolete inventory, and the useful life of long-term assets, such as property, plant and equipment.
Revenue Recognition
The Company recognizes product revenue, net of estimated sales discounts, returns and allowances, in accordance with Staff Accounting Bulletin (SAB) No. 104, “Revenue Recognition in Financial Statements” which established that revenue can be recognized when persuasive evidence of an arrangement exists, the product has been shipped, all significant contractual obligations have been satisfied, the fee is fixed or determinable and collection is reasonably assured. Revenue is recorded when equipment is delivered to the Company’s customers.
Cash and Cash Equivalents:
For the purposes of reporting cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.
Accounts Receivable
In the normal course of business, the Company provides credit to its customers, performs credit evaluations of these customers and maintains reserves for potential credit losses, which, when realized, have been within the range of management’s allowance for doubtful accounts. The Company establishes an allowance for uncollectible accounts receivable based on historical experience and any specific customer collection issues that the Company has identified

MEDX CORPORATION
NOTES TO FINANCIAL STATEMENTS
December 31, 2007 and 2006
Inventories

Inventories are stated at the lower of cost or market, with cost being determined by the first in, first-out (FIFO) method.  Inventories consist of raw materials and supplies, sub-assemblies, and finished goods. The Company writes down its inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions. The Company writes down inventory during the period in which such products are considered no longer effective. The Company has reserved approximately $ 30,000 for inventory obsolescence as of December 31, 2007 and 2006.
Property and Equipment
Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which range from three to seven years.
The Company leases certain equipment under capital leases. The economic substance of the leases is such that the Company is financing the acquisition of the assets through the lease terms, and accordingly, they are recorded as property and equipment and capital lease obligations. These assets are being depreciated on the straight-line method over the term of the leases. Amortization on the capital leases is included in depreciation expense.
Depreciation expense for the period ending December 31, 2007 and 2006 was $106,211 and $154,560, respectively.
Long-lived Assets
Long-lived assets used are reviewed for impairment whenever events or changes in circumstances indicate the related carrying amount may not be recoverable. When required, impairment losses on assets used are recognized based on the excess of the asset’s carrying amount over the fair value of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.
Intangible Assets
The Company accounts for intangible assets in accordance with SFAS No. 142 “Goodwill and Other Intangible Assets”. Generally, intangible assets with indefinite lives, and goodwill, are no longer amortized; they are carried at lower of cost or market and subject to annual impairment evaluation, or interim impairment evaluation if an interim triggering event occurs, using a new fair market value method. Intangible assets with finite lives are amortized over those lives, with no stipulated maximum, and an impairment test is performed only when a triggering event occurs. Such assets are amortized on a straight-line basis over the estimated useful life of the asset.
Stock-Based Compensation
Currently, the Company does not sponsor a stock option plan or the equivalent. Additionally, the Company has not issued common stock or the equivalent for employee compensation or consultant services for the periods presented.

MEDX CORPORATION
NOTES TO FINANCIAL STATEMENTS
December 31, 2007 and 2006
Advertising
The Company expenses advertising costs as they are incurred. Advertising expenses for the periods ending December 31, 2007 and 2006 were $15,880 and $0, respectively.
Product Warranties
Estimated costs related to product warranties are accrued at the time the equipment is sold. In estimating its future warranty obligations, the Company considers various relevant factors, including the Company’s stated warranty policies and practices, the historical frequency of claims and the cost to replace or repair its products under warranty. The Company has accrued $24,000 in product liability claims for the years ended December 31, 2007 and 2006.
Comprehensive Income (Loss)
The Company has no components of other comprehensive income (loss). Accordingly, net income (loss) equals comprehensive income (loss) for the periods presented.
Income Taxes
The Company accounts for income taxes under Statement of Financial Accounting Standards (“SFAS”) No. 109, “Accounting for Income Taxes”. Deferred income tax assets and liabilities are determined based upon differences between financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established when it is more likely than not that the deferred tax assets will not be realized.
Net Income (Loss) Per Share
Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted net income (loss) per share is computed similarly to basic net income (loss) per share except that it includes the potential dilution that could occur if dilutive securities were exercised. For the periods presented, the Company did not have any outstanding dilutive securities, and, accordingly, diluted net income (loss) per share equals basic net income (loss) per share.
Fair Value of Financial Instruments
SFAS No. 107, “Disclosures about Fair Value of Financial Instruments,” requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value. For purposes of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties other than in a forced sale or liquidation.
The carrying amounts of the Company’s financial instruments, including cash, accounts receivable, accounts payable and accrued liabilities, approximate fair value because of their short maturities. The carrying amount of capital lease obligations approximate fair values based on that their interest rates are at prevailing market rates.

MEDX CORPORATION
NOTES TO FINANCIAL STATEMENTS
December 31, 2007 and 2006
Recent Accounting Standards and Pronouncements
Business Combinations
In December 2007, the FASB issued SFAS No. 141(R) “Business Combinations” (SFAS 141(R)). This Statement replaces the original SFAS No. 141. This Statement retains the fundamental requirements in SFAS No. 141 that the acquisition method of accounting (which SFAS No. 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. The objective of SFAS No. 141(R) is to improve the relevance, and comparability of the information that a reporting entity provides in its financial reports about a business combination and its effects. To accomplish that, SFAS No. 141(R) establishes principles and requirements for how the acquirer:
a.	Recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree.
b.	Recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase.
c.	Determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination.
This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008 and may not be applied before that date. The Company is unable at this time to determine the effect that its adoption of SFAS No. 141(R) will have on its results of operations and financial condition.
Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51
In December 2007, the FASB issued SFAS No. 160 “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51” (SFAS No. 160). This Statement amends the original Accounting Review Board (ARB) No. 51 “Consolidated Financial Statements” to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. This Statement is effective for fiscal years and interim periods within those fiscal years, beginning on or after December 15, 2008 and may not be applied before that date. The Company is unable at this time to determine the effect that its adoption of SFAS No. 160 will have on its results of operations and financial condition
Fair Value Option for Financial Assets and Financial Liabilities
In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of SFAS No. 115” (SFAS No. 159), which becomes effective for the Company on February 1, 2008, permits companies to choose to measure many financial instruments and certain other items at fair value and report unrealized gains and losses in earnings. Such accounting is optional and is generally to be applied instrument by instrument. The Company does not anticipate that the election, of this fair-value option will have a material effect on its financial condition, results of operations, cash flows or disclosures.

MEDX CORPORATION
NOTES TO FINANCIAL STATEMENTS
December 31, 2007 and 2006
Fair Value Measurements
In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (SFAS No. 157). SFAS No. 157 provides guidance for using fair value to measure assets and liabilities. SFAS No. 157 addresses the requests from investors for expanded disclosure about the extent to which companies’ measure assets and liabilities at fair value, the information used to measure fair value and the effect of fair value measurements on earnings. SFAS No. 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value, and does not expand the use of fair value in any new circumstances. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and will be adopted by the Company in the first quarter of fiscal year 2008. The Company is unable at this time to determine the effect that its adoption of SFAS No. 157 will have on its results of operations and financial condition.
Accounting Changes and Error Corrections
In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections” (SFAS No. 154), which replaces Accounting Principles Board (APB) Opinion No. 20, “Accounting Changes,” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements — An Amendment of APB Opinion No. 28”. SFAS No. 154 provides guidance on the accounting for and reporting of accounting changes and error corrections, and it establishes retrospective application, or the latest practicable date, as the required method for reporting a change in accounting principle and the reporting of a correction of an error. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company adopted SFAS No. 154 in the first quarter of fiscal year 2006 and does not expect it to have a material impact on its results of operations and financial condition.
NOTE 3 – INVENTORIES
Inventories consist of raw materials and supplies, sub-assemblies, and finished goods. The Company maintains an inventory of $278,734 and $355,271 at December 31, 2007 and 2006, respectively.
NOTE 4 – ACCOUNTS RECEIVABLE, NET
Accounts receivable consist of the following:

	As of December 31,
	2007	2006

Accounts Receivable	$250,105	$590,473
Less: allowance for doubtful accounts	$(120)	$(61)

	$249,985	$590,412

MEDX CORPORATION
NOTES TO FINANCIAL STATEMENTS
December 31, 2007 and 2006
NOTE 5 – PROPERTY AND EQUIPMENT, NET
Property and equipment consist of the following:

	As of December 31,
	2007	2006

Buildings and Improvements	$986,431	$986,431
Manufacturing machinery and equipment	854,343	838,013
Vehicles	24,802	24,802
Furniture and Fixtures	80,591	66,604
Computers and Software	487,310	452,837
Land	100,000	100,000

Less: accumulated depreciation	(1,507,886)	(1,401,676)

	$1,025,591	$1,067,011

Depreciation expense totaled to $106,211 and $154,560 for the years ended December 31, 2007 and 2006, respectively.
NOTE 6 – CAPITAL LEASE OBLIGATIONS
The Company has multiple capital lease obligations for certain manufacturing equipment. The leases, which mature at various periods through 2009, require total monthly payments ranging up to $5,419.01. Such obligations are collateralized by the leased equipment. Interest on such obligations ranges between 6.7% to 14.6%. All obligations are collateralized by the lease equipment.
Future payments of the capital lease obligations are as follows:

Year Ending December 31,
2007	$63,792
2008	63,792
2009	45,988

Total minimum lease payments	173,572
Less amount representing interest	(21,438)

Present value of net minimum lease payments	152,134
Less current maturities	(58,426)

$93,708

MEDX CORPORATION
NOTES TO FINANCIAL STATEMENTS
December 31, 2007 and 2006
NOTE 7 – CONCENTRATIONS
Financial instruments – Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable.
The Company maintains its cash in demand deposit accounts which, at times may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk in cash.
Concentrations of credit risk with respect to accounts receivable are limited due to the large number of customers comprising the Company’s customer base and their dispersion across different geographic locations. The Company generally does not require collateral from its customers.
NOTE 8 – COMMITMENTS AND CONTINGENCIES
The Company operated tractors and trailers under a non-cancelable operating lease expiring on 2013. At December 31, 2007, the approximate future minimum rental commitments under this lease are as follows:

2008:	93,024
2009:	78,324
2010:	50,490
2011:	50,490
Thereafter:	75,735

Total	$348,063

Total payments under the lease agreement totaled $125,638 and $124,798 for the years ended in December 31, 2007 and 2006 respectively.
NOTE 9 – MORTGAGE NOTES PAYABLE
On May 9, 2007, the Company entered into a Mortgage Note with an investor for $2,200,000. The Mortgage Note accrues interest at 7% and covers a term of five years. The Company is required to remit monthly all accrued and unpaid interest. On May 9, 2012, the Company will be required to repay all outstanding principal and remaining interest. Under the terms of the note, the Company received initial funding of $2,000,000. The remaining $200,000 shall be disbursed from the Note to pay for accrued interest on a monthly basis through November 1, 2008, at which time the entire $2,200,000 will be considered fully funded. The remaining balance due under the terms of note as of December 31, 2007 was $2,083,940.
On January 28, 2004, the Company entered into a Mortgage Note with a bank for $1,700,000. The Mortgage Note accrued interest at 3% plus the LIBOR Base Rate and covered a term of 5 years. This Mortgage Note was satisfied in full during June 2007.
NOTE 10 – STOCKHOLDER’S EQUITY
MedWorld Partners Limited, a British Virgin Island corporation, owns 100% of the issued and outstanding voting stock of the Company.

MEDX CORPORATION
NOTES TO FINANCIAL STATEMENTS
December 31, 2007 and 2006
NOTE 11 – INCOME TAXES
The provision (benefit) for income taxes from continued operations for the years ended December 31, 2007 and 2006 consists of the following:

	2007	2006
Current:
Federal	$470,000	$420,000
Deferred:
Federal	—	—
Tax (benefit) from the decrease in valuation allowance	(470,000)	(420,000)

Provision (benefit) for income taxes, net	$—	$—

The difference between income tax expense computed by applying the federal statutory corporate tax rate and actual income tax expense is as follows:

Statutory federal income tax rate	34.0%
Decrease in valuation allowance	(0.0)%
Other	0.0%
Valuation allowance	(34.0)%

Effective tax rate	0.0%

Deferred income taxes result from temporary differences in the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effect of these temporary differences representing deferred tax assets and liabilities result principally from the following:

Deferred tax assets:
Current	$—
Non-current	—
Less: valuation allowance	—

Net deferred income tax assets	$—

Deferred tax liabilities:
Current	$1,341,300
Non-current	—
Less: valuation allowance	(1,341,300)

Net deferred income tax liabilities	$—

The Company has a net operating loss carryforward of approximately $3,945,000 available to offset future taxable income through 2019.

MEDX CORPORATION
NOTES TO FINANCIAL STATEMENTS
December 31, 2007 and 2006
The net increase in valuation allowance during the year ended December 31, 2006 was $470,000.
NOTE 12 – SUBSEQUENT EVENT
On June 3, 2008, the Company entered into an Asset Purchase Agreement (Agreement). Under the terms of the agreement, the Company agrees to sell specified assets for $245,000, plus the assumption of liabilities, as specified in the agreement.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Shareholders of
MedX Systems, Inc.
We have audited the accompanying balance sheet of MedX Systems, Inc. as of December 31, 2008 and the related statements of operations, changes in stockholders’ deficit, and cash flows for the year ended December 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MedX Systems, Inc. as of December 31, 2008 and the results of its operations and its cash flows for the year then ended December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

/s/ JEWETT, SCHWARTZ, WOLFE & ASSOCIATES Hollywood, Florida August 28, 2009

MEDX SYSTEMS, INC.
CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2008

2008
ASSETS
Current Assets:
Accounts receivable, net	$272,120
Prepaid expenses	27,145
Inventories, net	271,222

Total current assets	570,487

Property, plant and equipment-net	380,959
Goodwill	1

Total assets	$951,447

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities:
Bank overdraft	$8,134
Accounts payable	597,534
Accrued expenses	109,692
Warranty and obsolescence provision	40,000
Customer deposits	87,407
Current portion capital lease payable	40,336
Notes payable	151,103
Due to related party	105,182

Total current liabilities	1,139,388

Total Liabilities	1,139,388

Commitments and contingencies

Stockholders’ Deficit
Common stock, $.001 par value, 500,000,000 shares authorized, 8,670,613 shares issued and outstanding	8,671
Treasury stock	(120,000)
Additional paid in capital	2,111,545
Accumulated deficit	(2,188,157)

Total stockholders’ deficit	(187,941)

Total liabilities and stockholders’ deficit	$951,447

See Notes to consolidated Financial Statements

MEDX SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE PERIOD JUNE, 2008 (INCEPTION) THROUGH DECEMBER 31, 2008

For the period from
June 2008 (inception)
through December
31, 2008

Revenues	$2,201,868

Cost of revenues	1,615,769

Gross profit	586,099

Operating expenses:
Selling expense	379,555
General and administrative	2,275,848
Depreciation	67,581

Total operating expenses	2,722,984

Operating loss	(2,136,885)

Other income	46,520
Interest expense	4,752

Net loss	$(2,188,157)

Net loss per share — basic and diluted	$(0.27)

Weighted average number of shares outstanding During the year — basic and diluted	8,181,820

See Notes to consolidated Financial Statements

MEDX SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE PERIOD JUNE, 2008 (INCEPTION)
THROUGH DECEMBER 31, 2008

For the period from
June 2008 (inception)
through December
31, 2008
Cash flows from operating activities:
Net loss	$(2,188,157)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	67,581
Stock based compensation	359,915
Stock issued for consulting services	591,250
Warranty and obsolesence provisions	40,000
Changes in operating assets and liabilities:
Accounts receivable	(272,120)
Prepaid expenses	(27,145)
Inventories, net	(271,222)
Accounts payable and accrued expenses	707,226
Customer deposits	87,407

Net cash used in operating activities	(905,265)

Cash flows used in investing activity:
Acquisition of property, plant and equipment	(448,540)
Cash received in acquisition in excess of cash paid	(1)

Net cash used in investing activity	(448,541)

Cash flows from financing activities:
Proceeds from related party loan	105,182
Proceeds from notes payable	151,103
Proceeds from the sale of common stock	859,600
Proceeds from issuance of warrants	70,451
Proceeds from initial capital contribution	239,000
Purchase of treasury stock	(120,000)
Proceeds from capital lease	70,214
Payment of capital lease	(29,878)

Net cash provided by financing activities	1,345,672

Net decrease in cash	(8,134)

Cash, beginning of year	—

Cash, end of year	$(8,134)

Supplemental disclosures of cash flow information:
Cash paid for taxes	$—

Cash paid for interest	$—

Non-cash transactions:
Stock based compensation	$359,915

Stock issued for consulting services	$591,250

See Notes to Consolidated Financial Statements

MEDX SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
FOR THE PERIOD JUNE, 2008 (INCEPTION)
THROUGH DECEMBER 31, 2008

					Retained
					Earnings
	Common Stock $.001 par		Treasury	Additional	Accumulated	Shareholders’
	Shares	Par Value	Stock	Paid in Capital	Deficit	Equity

BEGINNING BALANCE AT JUNE 2008	—	$—	$—	$239,000	$—	$239,000

Shares issued for:
Founders	7,272,720	7,273		(7,273)	—	—
Merger	78,893	79		(79)	—	—
Cash	1,319,000	1,319		658,181	—	659,500
Employee options	—	—		359,915	—	359,915
Warrants	—	—		70,451	—	70,451
Treasury stock			(120,000)	—		(120,000)

Shares issuable:
Cash	—	—		200,100		200,100
Consulting services	—	—		591,250	—	591,250

Net loss	—	—		—	(2,188,157)	(2,188,157)

ENDING BALANCE AT DECEMBER 31, 2008	8,670,613	$8,671	$(120,000)	$2,111,545	$(2,188,157)	$(187,941)

See Notes to Consolidated Financial Statements

MEDX SYSTEMS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008
NOTE 1 – NATURE OF BUSINESS
MedX Systems, Inc., (the “Company”) is a Florida C Corporation that was established in June 2008.  The Company is headquartered in Orlando, Florida and has a subsidiary, MedX Limited, whose primary operations include the manufacturing and marketing of high quality medical, rehabilitation and exercise equipment, sold throughout the world. On September 15, 2008, the Company established Pure HealthyBack, Inc., which is engaged in building a national network of medical rehabilitation centers offering managed care companies, self-insured employers and federal government agencies rehabilitation programs for the back and neck.
NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Principles of Consolidation
The consolidated financial statements include the accounts of MedX Systems, Inc., MedX Limited and Pure HealthyBack, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.
Management Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates during the periods include the provision for doubtful accounts, provision for product returns, evaluation of obsolete inventory, and the useful life of long-term assets, such as property, plant and equipment.
Revenue Recognition
The Company recognizes product revenue, net of estimated sales discounts, returns and allowances, in accordance with Staff Accounting Bulletin (SAB) No. 104, “Revenue Recognition in Financial Statements” which established that revenue can be recognized when persuasive evidence of an arrangement exists, the product has been shipped, all significant contractual obligations have been satisfied, the fee is fixed or determinable and collection is reasonably assured. Revenue is recorded when equipment is delivered to the Company’s customers.
Cash and Cash Equivalents:
For the purposes of reporting cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

MEDX SYSTEMS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008
Accounts Receivable
In the normal course of business, the Company provides credit to its customers, performs credit evaluations of these customers and maintains reserves for potential credit losses, which, when realized, have been within the range of management’s allowance for doubtful accounts. The Company establishes an allowance for uncollectible accounts receivable based on historical experience and any specific customer collection issues that the Company has identified. As of December 31, 2008 the allowance for doubtful accounts is valued at $4,600.
Inventories
Inventories are stated at the lower of cost or market, with cost being determined by the first in, first-out (FIFO) method.  Inventories consist of raw materials and supplies, sub-assemblies, and finished goods. The Company writes down its inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions. The Company writes down inventory during the period in which such products are considered no longer effective. The Company has reserved approximately $10,000 for inventory obsolescence as of December 31, 2008.
Property and Equipment
Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which range from three to seven years.
The Company leases certain equipment under capital leases. The economic substance of the leases is such that the Company is financing the acquisition of the assets through the lease terms, and accordingly, they are recorded as property and equipment and capital lease obligations. These assets are being depreciated on the straight-line method over the term of the leases. Amortization on the capital leases is included in depreciation expense.
Depreciation expense for the period ending December 31, 2008 was $67,581.
Long-lived Assets
Long-lived assets used are reviewed for impairment whenever events or changes in circumstances indicate the related carrying amount may not be recoverable. When required, impairment losses on assets used are recognized based on the excess of the asset’s carrying amount over the fair value of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.
Intangible Assets
The Company accounts for intangible assets in accordance with SFAS No. 142 “Goodwill and Other Intangible Assets”. Generally, intangible assets with indefinite lives, and goodwill, are no longer amortized; they are carried at lower of cost or market and subject to annual impairment evaluation, or interim impairment evaluation if an interim triggering event occurs, using a new fair market value method. Intangible assets with finite lives are amortized over those lives, with no stipulated maximum, and an impairment test is performed only when a triggering event occurs. Such assets are amortized on a straight-line basis over the estimated useful life of the asset.

MEDX SYSTEMS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008
Stock-Based Compensation
On October 10, 2006 FASB Staff Position (FSP) issued FSP FAS 123(R)-5 “Amendment of FASB Staff Position FAS 123(R)-1 — Classification and Measurement of Freestanding Financial Instruments Originally issued in Exchange of Employee Services under FASB Statement No. 123(R)”. The FSP provides that instruments that were originally issued as employee compensation and then modified, and that modification is made to the terms of the instrument solely to reflect an equity restructuring that occurs when the holders are no longer employees, then no change in the recognition or the measurement (due to a change in classification) of those instruments will result if both of the following conditions are met: (a). There is no increase in fair value of the award (or the ratio of intrinsic value to the exercise price of the award is preserved, that is, the holder is made whole), or the antidilution provision is not added to the terms of the award in contemplation of an equity restructuring; and (b). All holders of the same class of equity instruments (for example, stock options) are treated in the same manner. The provisions in this FSP have been applied in the first reporting period beginning July 31, 2008.
Advertising
The Company expenses advertising costs as they are incurred. Advertising expenses for the periods ending December 31, 2008 was not material.
Product Warranties
Estimated costs related to product warranties are accrued at the time the equipment is sold. In estimating its future warranty obligations, the Company considers various relevant factors, including the Company’s stated warranty policies and practices, the historical frequency of claims and the cost to replace or repair its products under warranty. The Company has accrued $30,000 in product liability claims for the period ended December 31, 2008.
Comprehensive Income (Loss)
The Company has no components of other comprehensive income (loss). Accordingly, net income (loss) equals comprehensive income (loss) for the periods presented.
Income Taxes
The Company accounts for income taxes under Statement of Financial Accounting Standards (“SFAS”) No. 109, “Accounting for Income Taxes”. Deferred income tax assets and liabilities are determined based upon differences between financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established when it is more likely than not that the deferred tax assets will not be realized.

MEDX SYSTEMS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008
Net Income (Loss) Per Share
Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted net income (loss) per share is computed similarly to basic net income (loss) per share except that it includes the potential dilution that could occur if dilutive securities were exercised. For the periods presented, the Company did not have any outstanding dilutive securities, and, accordingly, diluted net income (loss) per share equals basic net income (loss) per share.
Fair Value of Financial Instruments
SFAS No. 107, “Disclosures about Fair Value of Financial Instruments,” requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value. For purposes of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties other than in a forced sale or liquidation.
The carrying amounts of the Company’s financial instruments, including cash, accounts receivable, accounts payable and accrued liabilities, approximate fair value because of their short maturities. The carrying amount of capital lease obligations approximate fair values based on that their interest rates are at prevailing market rates.
Recent Accounting Standards and Pronouncements
Employers’ Disclosures about Postretirement Benefit Plan Assets
In December 2008, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position on Financial Accounting Standard (“FSP FAS”) No. 132(R)-1, “Employers’ Disclosures about Postretirement Benefit Plan Assets.” This FSP amends FASB Statement No. 132(R) (“SFAS No. 132(R)”), “Employers’ Disclosures about Pensions and Other Postretirement Benefits,” to provide guidance on an employer’s disclosures about plan assets of a defined benefit pension or other postretirement plan. FSP FAS No. 132(R)-1 also includes a technical amendment to SFAS No. 132(R) that requires a nonpublic entity to disclose net periodic benefit cost for each annual period for which a statement of income is presented. The required disclosures about plan assets are effective for fiscal years ending after December 15, 2009. The technical amendment was effective upon issuance of FSP FAS No. 132(R)-1. The Company is currently assessing the impact of FSP FAS No. 132(R)-1 on its consolidated financial position and results of operations.
Effective Date of FASB Interpretation No. 48 for Certain Nonpublic Enterprises
In December 2008, the FASB issued FSP FIN No. 48-3, “Effective Date of FASB Interpretation No. 48 for Certain Nonpublic Enterprises.” FSP FIN No. 48-3 defers the effective date of FIN No. 48, “Accounting for Uncertainty in Income Taxes,” for certain nonpublic enterprises as defined in SFAS No. 109, “Accounting for Income Taxes.” However, nonpublic consolidated entities of public enterprises that apply U.S. generally accepted accounting principles (GAAP) are not eligible for the deferral. FSP FIN No. 48-3 was effective upon issuance. The impact of adoption was not material to the Company’s consolidated financial condition or results of operations.

MEDX SYSTEMS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008
Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities
In December 2008, the FASB issued FSP FAS No. 140-4 and FIN No. 46(R) -8, “Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities.” This FSP amends SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,” to require public entities to provide additional disclosures about transfers of financials assets. FSP FAS No. 140-4 also amends FIN No. 46(R)-8, “Consolidation of Variable Interest Entities,” to require public enterprises, including sponsors that have a variable interest entity, to provide additional disclosures about their involvement with a variable interest entity. FSP FAS No. 140-4 also requires certain additional disclosures, in regards to variable interest entities, to provide greater transparency to financial statement users. FSP FAS No. 140-4 is effective for the first reporting period (interim or annual) ending after December 15, 2008, with early application encouraged. The Company is currently assessing the impact of FSP FAS No. 140-4 on its consolidated financial position and results of operations.
Accounting for an Instrument (or an Embedded Feature) with a Settlement Amount That is Based on the Stock of an Entity’s Consolidated Subsidiary
In November 2008, the FASB issued FSP Emerging Issues Task Force (“EITF”) Issue No. 08-8, “Accounting for an Instrument (or an Embedded Feature) with a Settlement Amount That is Based on the Stock of an Entity’s Consolidated Subsidiary.” EITF No. 08-8 clarifies whether a financial instrument for which the payoff to the counterparty is based, in whole or in part, on the stock of an entity’s consolidated subsidiary is indexed to the reporting entity’s own stock. EITF No. 08-8 also clarifies whether or not stock should be precluded from qualifying for the scope exception of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” or from being within the scope of EITF No. 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock.” EITF No. 08-8 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those fiscal years. The Company is currently assessing the impact of EITF No. 08-8 on its consolidated financial position and results of operations.
Accounting for Defensive Intangible Assets
In November 2008, the FASB issued EITF Issue No. 08-7, “Accounting for Defensive Intangible Assets.” EITF No. 08-7 clarifies how to account for defensive intangible assets subsequent to initial measurement. EITF No. 08-7 applies to all defensive intangible assets except for intangible assets that are used in research and development activities. EITF No. 08-7 is effective for intangible assets acquired on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company is currently assessing the impact of EITF No. 08-7 on its consolidated financial position and results of operations.
Equity Method Investment Accounting Considerations
In November 2008, the FASB issued EITF Issue No. 08-6 (“EITF No. 08-6”), “Equity Method Investment Accounting Considerations.” EITF No. 08-6 clarifies accounting for certain transactions and impairment considerations involving the equity method. Transactions and impairment dealt with are initial measurement, decrease in investment value, and change in level of ownership or degree of influence. EITF No. 08-6 is effective on a prospective basis for fiscal years beginning on or after December 15, 2008. The Company is currently assessing the impact of EITF No. 08-6 on its consolidated financial position and results of operations.

MEDX SYSTEMS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008
Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active
In October 2008, the FASB issued FSP FAS No. 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active.” This FSP clarifies the application of SFAS No. 157, “Fair Value Measurements,” in a market that is not active. The FSP also provides examples for determining the fair value of a financial asset when the market for that financial asset is not active. FSP FAS No. 157-3 was effective upon issuance, including prior periods for which financial statements have not been issued. The impact of adoption was not material to the Company’s consolidated financial condition or results of operations.
Issuer’s Accounting for Liabilities Measured at Fair Value with a Third-Party Credit Enhancement
In September 2008, the FASB issued EITF Issue No. 08-5 (“EITF No. 08-5”), “Issuer’s Accounting for Liabilities Measured at Fair Value with a Third-Party Credit Enhancement.” This FSP determines an issuer’s unit of accounting for a liability issued with an inseparable third-party credit enhancement when it is measured or disclosed at fair value on a recurring basis. FSP EITF No. 08-5 is effective on a prospective basis in the first reporting period beginning on or after December 15, 2008. The Company is currently assessing the impact of FSP EITF No. 08-5 on its consolidated financial position and results of operations.
Disclosures about Credit Derivatives and Certain Guarantees: An Amendment of FASB Statement No. 133 and FASB Interpretation No. 45; and Clarification of the Effective Date of FASB Statement No. 161
In September 2008, the FASB issued FSP FAS No. 133-1, “Disclosures about Credit Derivatives and Certain Guarantees: An Amendment of FASB Statement No. 133 and FASB Interpretation No. 45; and Clarification of the Effective Date of FASB Statement No. 161.” This FSP amends FASB Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities,” to require disclosures by sellers of credit derivatives, including credit derivatives embedded in a hybrid instrument. The FSP also amends FASB Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others,” to require and additional disclosure about the current status of the payment/performance risk of a guarantee. Finally, this FSP clarifies the Board’s intent about the effective date of FASB Statement No. 161, “Disclosures about Derivative Instruments and Hedging Activities.” FSP FAS No. 133-1 is effective for fiscal years ending after November 15, 2008. The impact of adoption was not material to the Company’s consolidated financial condition or results of operations.
Endowments of Not-for-Profit Organizations: Net Asset Classification of Funds Subject to an Enacted Version of the Uniform Prudent Management of Institutional Funds Act, and Enhanced Disclosures for all Endowment Funds
In August 2008, the FASB issued FSP FAS No. 117-1, “Endowments of Not-for-Profit Organizations: Net Asset Classification of Funds Subject to an Enacted Version of the Uniform Prudent Management of Institutional Funds Act (“UPMIFA”), and Enhanced Disclosures for all Endowment Funds.” The intent of this FSP is to provide guidance on the net asset classification of donor-restricted endowment funds. The FSP also improves disclosures about an organization’s endowment funds, both donor-restricted and board-designated, whether or not the organization is subject to the UPMIFA. FSP FAS No. 117-1 is effective for fiscal years ending after December 31, 2008. Earlier application is permitted provided that annual financial statements for that fiscal year have not been previously issued. The Company is currently assessing the impact for FSP FAS No. 117-1 on its consolidated financial position and results of operations.

MEDX SYSTEMS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008
Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities
In June 2008, the FASB issued FSP Emerging Issues Task Force (“EITF”) Issue No. 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities.” The FSP addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting and, therefore, need to be included in the earnings allocation in computing earnings per share under the two-class method. The FSP affects entities that accrue dividends on share-based payment awards during the awards’ service period when the dividends do not need to be returned if the employees forfeit the award. This FSP is effective for fiscal years beginning after December 15, 2008. The Company is currently assessing the impact of FSP EITF 03-6-1 on its consolidated financial position and results of operations.
Determining Whether an Instrument (or an Embedded Feature) Is Indexed to an entity’s Own Stock
In June 2008, the FASB ratified EITF Issue No. 07-5, “Determining Whether an Instrument (or an Embedded Feature) Is Indexed to an Entity’s Own Stock” (EITF 07-5). EITF 07-5 provides that an entity should use a two step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument’s contingent exercise and settlement provisions. It also clarifies on the impact of foreign currency denominated strike prices and market-based employee stock option valuation instruments on the evaluation. EITF 07-5 is effective for fiscal years beginning after December 15, 2008. The Company is currently assessing the impact of EITF 07-5 on its consolidated financial position and results of operations.
Accounting for Financial Guarantee Insurance Contracts—an interpretation of FASB Statement No. 60
In May 2008, the FASB issued SFAS 163, “Accounting for Financial Guarantee Insurance Contracts – an interpretation of FASB Statement No. 60”. This statement requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. SFAS 163 also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities to increase comparability in financial reporting of financial guarantee insurance contracts by insurance enterprises. SFAS 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years, except for some disclosures about the insurance enterprise’s risk-management activities of the insurance enterprise be effective for the first period (including interim periods) beginning after issuance of SFAS 163. Except for those disclosures, earlier application is not permitted.

MEDX SYSTEMS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008
Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)
In May 2008, the FASB issued FSP Accounting Principles Board (“APB”) Opinion No. 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement).” The FSP clarifies the accounting for convertible debt instruments that may be settled in cash (including partial cash settlement) upon conversion. The FSP requires issuers to account separately for the liability and equity components of certain convertible debt instruments in a manner that reflects the issuer’s nonconvertible debt (unsecured debt) borrowing rate when interest cost is recognized. The FSP requires bifurcation of a component of the debt, classification of that component in equity and the accretion of the resulting discount on the debt to be recognized as part of interest expense in our consolidated statement of operations. The FSP requires retrospective application to the terms of instruments as they existed for all periods presented. The FSP is effective for fiscal years beginning after December 15, 2008 and early adoption is not permitted. The Company is currently evaluating the potential impact of FSP APB 14-1 upon its consolidated financial statements.
The Hierarchy of Generally Accepted Accounting Principles
In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (FAS No. 162). SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements. SFAS No. 162 is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles”. The implementation of this standard will not have a material impact on the Company’s consolidated financial position and results of operations.
Determination of the Useful Life of Intangible Assets
In April 2008, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position on Financial Accounting Standard (“FSP FAS”) No. 142-3, “Determination of the Useful Life of Intangible Assets”, which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of intangible assets under SFAS No. 142 “Goodwill and Other Intangible Assets”.  The intent of this FSP is to improve the consistency between the useful life of a recognized intangible asset under SFAS No. 142 and the period of the expected cash flows used to measure the fair value of the asset under SFAS No. 141 (revised 2007) “Business Combinations” and other U.S. generally accepted accounting principles.    The Company is currently evaluating the potential impact of FSP FAS No. 142-3 on its consolidated financial statements.
Disclosure about Derivative Instruments and Hedging Activities
In March 2008, the FASB issued SFAS No. 161, “Disclosure about Derivative Instruments and Hedging Activities, an amendment of SFAS No. 133”, (SFAS 161). This statement requires that objectives for using derivative instruments be disclosed in terms of underlying risk and accounting designation. The Company is required to adopt SFAS No. 161 on January 1, 2009. The Company is currently evaluating the potential impact of SFAS No. 161 on the Company’s consolidated financial statements.
Delay in Effective Date
In February 2008, the FASB issued FSP FAS No. 157-2, “Effective Date of FASB Statement No. 157”. This FSP delays the effective date of SFAS No. 157 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value on a recurring basis (at least annually) to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. The impact of adoption was not material to the Company’s consolidated financial condition or results of operations.

MEDX SYSTEMS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008
Business Combinations
In December 2007, the FASB issued SFAS No. 141(R) “Business Combinations” (SFAS 141(R)). This Statement replaces the original SFAS No. 141. This Statement retains the fundamental requirements in SFAS No. 141 that the acquisition method of accounting (which SFAS No. 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. The objective of SFAS No. 141(R) is to improve the relevance, and comparability of the information that a reporting entity provides in its financial reports about a business combination and its effects. To accomplish that, SFAS No. 141(R) establishes principles and requirements for how the acquirer:
a.	Recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree.
b.	Recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase.
c.	Determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination.
This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008 and may not be applied before that date. The Company is unable at this time to determine the effect that its adoption of SFAS No. 141(R) will have on its results of operations and financial condition.
Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51
In December 2007, the FASB issued SFAS No. 160 “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51” (SFAS No. 160). This Statement amends the original Accounting Review Board (ARB) No. 51 “Consolidated Financial Statements” to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. This Statement is effective for fiscal years and interim periods within those fiscal years, beginning on or after December 15, 2008 and may not be applied before that date. The Company is unable at this time to determine the effect that its adoption of SFAS No. 160 will have on its results of operations and financial condition
Fair Value Option for Financial Assets and Financial Liabilities
In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of SFAS No. 115” (SFAS No. 159), which becomes effective for the Company on February 1, 2008, permits companies to choose to measure many financial instruments and certain other items at fair value and report unrealized gains and losses in earnings. Such accounting is optional and is generally to be applied instrument by instrument. The Company does not anticipate that the election, of this fair-value option will have a material effect on its financial condition, results of operations, cash flows or disclosures.

MEDX SYSTEMS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008
Fair Value Measurements
In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (SFAS No. 157). SFAS No. 157 provides guidance for using fair value to measure assets and liabilities. SFAS No. 157 addresses the requests from investors for expanded disclosure about the extent to which companies’ measure assets and liabilities at fair value, the information used to measure fair value and the effect of fair value measurements on earnings. SFAS No. 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value, and does not expand the use of fair value in any new circumstances. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and will be adopted by the Company in the first quarter of fiscal year 2008. The Company is unable at this time to determine the effect that its adoption of SFAS No. 157 will have on its results of operations and financial condition.
Accounting Changes and Error Corrections
In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections” (SFAS No. 154), which replaces Accounting Principles Board (APB) Opinion No. 20, “Accounting Changes,” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements — An Amendment of APB Opinion No. 28”. SFAS No. 154 provides guidance on the accounting for and reporting of accounting changes and error corrections, and it establishes retrospective application, or the latest practicable date, as the required method for reporting a change in accounting principle and the reporting of a correction of an error. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company adopted SFAS No. 154 in the first quarter of fiscal year 2006 and does not expect it to have a material impact on its results of operations and financial condition.
NOTE 3 – INVENTORIES
Inventories consist of raw materials and supplies, sub-assemblies, and finished goods. The Company maintains an inventory of $271,222 at December 31, 2008.
NOTE 4 – ACCOUNTS RECEIVABLE, NET
Accounts receivable as of December 31 consists of the following:

2008

Accounts Receivable	$276,720
Less: allowance for doubtful accounts	(4,600)

Total	$272,120

MEDX SYSTEMS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008
NOTE 5 – PROPERTY AND EQUIPMENT, NET
Property and equipment as of December 31 consists of the following:

2008

Manufacturing machinery and equipment	$422,530
Furniture and Fixtures	11,010
Computers and Software	15,000

Less: accumulated depreciation	(67,581)

$380,959

Depreciation expense totaled to $67,581 for the period ending December 31, 2008.
NOTE 6 – CAPITAL LEASE OBLIGATIONS
The Company has multiple capital lease obligations for certain manufacturing equipment. The leases, which mature at various periods through 2009, require total monthly payments ranging up to $5,419.01. Such obligations are collateralized by the leased equipment. Interest on such obligations ranges between 6.7% to 14.6%. All obligations are collateralized by the lease equipment.
Future payments of the capital lease obligations are as follows:

Year Ending December 31,
2009	40,336

Total minimum lease payments	40,336
Less amount representing interest	(1,415)

Present value of net minimum lease payments	39,921
Less current maturities	39,921

$—

NOTE 7– CONCENTRATIONS
Financial instruments – Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable.
The Company maintains its cash in demand deposit accounts which, at times may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk in cash.
Concentrations of credit risk with respect to accounts receivable are limited due to the large number of customers comprising the Company’s customer base and their dispersion across different geographic locations. The Company generally does not require collateral from its customers.

MEDX SYSTEMS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008
NOTE 8 – COMMITMENTS AND CONTINGENCIES
The Company operated tractors and trailers under a non-cancelable operating lease expiring on 2013. At December 31, 2008 the approximate future minimum rental commitments under this lease are as follows:

2009:	78,324
2010:	50,490
2011:	50,490
Thereafter:	75,735

Total	$255,039

Total payments under the lease agreement totaled $72,332 for the period ended December 31, 2008.
NOTE 9 – EQUITY
On July 1, 2008, the Company adopted a stock-based compensation plan. Under this plan, stock options may be granted to employees, officers, consultants or others who provide services to the Company.
The Black-Scholes method option pricing model was used to estimate fair value as of the date of grant using the following assumptions:

Risk-Free	1.55 – 2.8%
Expected volatility	44.3%
Forfeiture rate	0.0%
Expected life	5 Years
On July 1, 2008, 880,000 stock options with a purchase price of $0.50 per share were granted to management and employees of the Company. These options vested immediately upon grant. On July 25, 2008, 100,000 stock options with a purchase price of $1.50 per share were granted as part of a consulting agreement. These options vested immediately upon grant. On July 31,2008, 300,000 stock options with a purchase price of $1.00 per share were granted to an employee of the company. 100,000 of these options vested immediately with 100,000 vesting on the 1st and 2nd anniversary of the grant date. On December 31, 2008, 265,000 stock options with a purchase price of $0.50 per share were granted to management and employees of the Company. These options vested immediately upon grant. Based on the assumptions noted above, the fair market value of the options issued was valued at $492,647.
For the year ended December 31, 2008, $359,915 of general and administrative expenses was attributed to compensation expense associated with these options. In addition, $591,250 of general and administrative expenses was attributed to stock based compensation for consultants.

MEDX SYSTEMS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008
NOTE 10 – INCOME TAXES
The provision (benefit) for income taxes from continued operations for the year ended December 31, 2008 consists of the following:

2008
Current:
Federal	$(726,974)
Deferred:
Federal	—
Tax (benefit) from the decrease in valuation allowance	726,974

Provision (benefit) for income taxes, net	$—

The difference between income tax expense computed by applying the federal statutory corporate tax rate and actual income tax expense is as follows:

Statutory federal income tax rate	34.0%
Decrease in valuation allowance	(0.0)%
Other	0.0%
Valuation allowance	(34.0)%

Effective tax rate	0.0%

Deferred income taxes result from temporary differences in the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effect of these temporary differences representing deferred tax assets and liabilities result principally from the following:

Deferred tax assets:
Current	$726,974
Non-current	—
Less: valuation allowance	(726,974)

Net deferred income tax assets	$—

Deferred tax liabilities:
Current	$—
Non-current	—
Less: valuation allowance	—

Net deferred income tax liabilities	$—

The Company has a net operating loss carryforward of approximately $2,138,158 available to offset future taxable income through 2019.
The net increase in valuation allowance during the period ended December 31, 2008 was $726,974.

MEDX SYSTEMS, INC.
CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2009 AND DECEMBER 31, 2008

	September 30, 2009	December 31, 2008
	(Unaudited)	(Audited)
ASSETS
Current Assets:
Cash	$148,893	$—
Accounts receivable, net	568,474	272,120
Prepaid expenses	47,082	27,145
Inventories, net	48,522	271,222

Total current assets	812,971	570,487

Property, plant and equipment-net	293,696	380,959
Investment in shell	100,000	—
Goodwill	1	1

Total assets	$1,206,668	$951,447

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities:
Bank overdraft	$—	$8,134
Accounts payable	356,393	597,534
Accrued expenses	347,139	109,692
Warranty and obsolescence provision	51,983	40,000
Customer deposits	227,302	87,407
Current portion capital lease payable	28,162	40,336
Notes payable	590,000	151,103
Due to related party	103,684	105,182
Total current liabilities	1,704,663	1,139,388

Total Liabilities	1,704,663	1,139,388

Commitments and contingencies

Stockholders’ Deficit
Common stock, $.001 par value, 500,000,000 shares authorized, 12,327,913 and 8,670,613 shares issued and outstanding at September 30, 2009 and December 31, 2008, respectively	12,382	8,671
Treasury stock	(120,000)	(120,000)
Subscription receivable	67,000	—
Additional paid in capital	3,157,010	2,111,545
Accumulated deficit	(3,614,387)	(2,188,157)

Total stockholders’ deficit	(497,995)	(187,941)

Total liabilities and stockholders’ deficit	$1,206,668	$951,447

See Notes to Consolidated Financial Statements

MEDX SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS PERIOD SEPTEMBER 30, 2009 AND 2008

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008

Revenues	$1,094,534	$1,256,899	2,063,479	$1,656,283

Cost of revenues	552,373	660,195	1,023,577	865,000

Gross profit	542,161	596,704	1,039,902	791,283

Operating expenses:
Selling expense	108,100	258,014	188,797	316,185
General and administrative	1,440,924	462,848	2,228,940	591,087
Depreciation	28,921	28,928	86,799	38,554

Total operating expenses	1,577,945	749,790	2,504,536	945,826

Operating loss	(1,035,784)	(153,086)	(1,464,634)	(154,543)

Loss on disposal of fixed assets	—	—	(464)	—
Other income	25,565	—	76,461	—
Interest expense	(12,000)	(1,435)	(37,593)	(3,656)

Net loss	$(1,022,219)	$(154,521)	$(1,426,230)	$(158,199)

Net loss per share
Basic	$(0.09)	$(0.02)	$(0.13)	$(0.02)

Diluted	$(0.08)	$—	$(0.12)	$—

Weighted average number of shares outstanding
Basic	11,975,825	8,181,820	10,587,648	8,181,820

Diluted	12,310,825	—	11,606,306	—

See Notes to Consolidated Financial Statements

MEDX SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTH PERIODS ENDED
SEPTEMBER 30 2009 AND 2008

	September 30, 2009	September 30, 2008
Cash flows from operating activities:
Net loss	$(1,426,230)	$(322,028)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	86,799	38,554
Stock based compensation	56,876	206,039
Stock issued for consulting services	720,000	—
Warranty and obsolesence provisions	11,983	—
Changes in operating assets and liabilities:
Accounts receivable	(296,354)	(464,560)
Prepaid expenses	(19,937)	(45,459)
Inventories, net	222,700	(38,300)
Accounts payable and accrued expenses	(3,230)	330,605
Customer deposits	139,895	133,420

Net cash used in operating activities	(507,498)	(161,729)

Cash flows used in investing activity:
Purchase of shell corporation	(100,000)	—
Cash received in acquisition in excess of cash paid	—	34,000

Net cash used in investing activity	(100,000)	34,000

Cash flows from financing activities:
Proceeds from related party loan	—	120,000
Payment of related party loan	(1,498)	—
Proceeds from notes payable	438,897	150,000
Proceeds from the sale of common stock	272,300	—
Purchase of treasury stock	—	120,000
Proceeds from capital lease	—	14,768
Proceeds from subscription receivable	67,000	—
Payment of capital lease	(12,174)	—

Net cash provided by financing activities	764,525	404,768

Net decrease in cash	157,027	277,039

Cash, beginning of year	(8,134)	—

Cash, end of period	$148,893	$277,039

Supplemental disclosures of cash flow information:
Cash paid for taxes	$—	$—

Cash paid for interest	$—	$3,656

Non-cash transactions:
Stock based compensation	$56,876	$206,039

Stock issued for consulting services	$720,000	$—

See Notes to Consolidated Financial Statements

MEDX SYSTEMS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009
NOTE 1 – NATURE OF BUSINESS
MedX Systems, Inc., (the “Company”) is a Florida C Corporation that was established in June 2008. The Company is headquartered in Orlando, Florida and has a subsidiary, MedX Limited, whose primary operations include the manufacturing and marketing of high quality medical, rehabilitation and exercise equipment, sold throughout the world. On January 5, 2009, the Company established lime Fitness, a planned national chain of branded studios offering affluent, fitness-minded clientele highly personalized science-based cardio training, exercise and strength building instruction using state-of-the-art Pilates and MedX exercise equipment. The company currently operates one studio in southwest Orlando. On September 15, 2008, the Company established Pure HealthyBack, Inc., which is engaged in building a national network of medical rehabilitation centers offering managed care companies, self-insured employers and federal government agencies rehabilitation programs for the back and neck.
NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying unaudited interim condensed consolidated financial statements of the Company, and the notes thereto have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. These condensed consolidated financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. The interim financial information contained herein is not certified or audited; it reflects all adjustments (consisting of only normal recurring accruals) which are, in the opinion of management, necessary for a fair statement of the operating results for the periods presented, stated on a basis consistent with that of the audited financial statements.
The results of operations for the nine months ended September 30, 2009 are not necessarily indicative of annual results. The Company manages its business as one reportable segment.
Principles of Consolidation
The consolidated financial statements include the accounts of MedX Systems, Inc., MedX Limited, Pure HealthyBack, Inc., and lime Fitness, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.
Management Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates during the periods include the provision for doubtful accounts, provision for product returns, evaluation of obsolete inventory, and the useful life of long-term assets, such as property, plant and equipment.

MEDX SYSTEMS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009
Codification
In June 2009, the Financial Accounting Standards Board (FASB) issued its final Statement of Financial Accounting Standards (SFAS) No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles a Replacement of FASB Statement No. 162”. SFAS No. 168 made the FASB Accounting Standards Codification (the Codification) the single source of U.S. GAAP used by nongovernmental entities in the preparation of financial statements, except for rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws, which are sources of authoritative accounting guidance for SEC registrants. The Codification is meant to simplify user access to all authoritative accounting guidance by reorganizing U.S. GAAP pronouncements into roughly 90 accounting topics within a consistent structure; its purpose is not to create new accounting and reporting guidance. The Codification supersedes all existing non-SEC accounting and reporting standards and was effective for the Company beginning July 1, 2009. Following SFAS No. 168, the Board will not issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts; instead, it will issue Accounting Standards Updates (ASU). The FASB will not consider ASUs as authoritative in their own right; these updates will serve only to update the Codification, provide background information about the guidance, and provide the bases for conclusions on the change(s) in the Codification.
Revenue Recognition
The Company recognizes product revenue, net of estimated sales discounts, returns and allowances, in accordance with ASC 600 Revenue which establishes that revenue can be recognized when persuasive evidence of an arrangement exists, the product has been shipped, all significant contractual obligations have been satisfied, the fee is fixed or determinable and collection is reasonably assured. Revenue is recorded when equipment is delivered to the Company’s customers.
Cash and Cash Equivalents:
For the purposes of reporting cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.
Accounts Receivable
In the normal course of business, the Company provides credit to its customers, performs credit evaluations of these customers and maintains reserves for potential credit losses, which, when realized, have been within the range of management’s allowance for doubtful accounts. The Company establishes an allowance for uncollectible accounts receivable based on historical experience and any specific customer collection issues that the Company has identified. As of September 30, 2009 the allowance for doubtful accounts is valued at $3,313.31.
Inventories
Inventories are stated at the lower of cost or market, with cost being determined by the first in, first-out (FIFO) method. Inventories consist of raw materials and supplies, sub-assemblies, and finished goods. The Company writes down its inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions. The Company writes down inventory during the period in which such products are considered no longer effective. The Company has reserved approximately $10,000 for inventory obsolescence as of September 30, 2009.

MEDX SYSTEMS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009
Property and Equipment
Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which range from three to seven years.
The Company leases certain equipment under capital leases. The economic substance of the leases is such that the Company is financing the acquisition of the assets through the lease terms, and accordingly, they are recorded as property and equipment and capital lease obligations. These assets are being depreciated on the straight-line method over the term of the leases. Amortization on the capital leases is included in depreciation expense.
Depreciation expense for the period ending September 30, 2009 was $86,799.
Long-lived Assets
Long-lived assets used are reviewed for impairment whenever events or changes in circumstances indicate the related carrying amount may not be recoverable. When required, impairment losses on assets used are recognized based on the excess of the asset’s carrying amount over the fair value of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.
Intangible Assets
The Company accounts for intangible assets in accordance with ASC 350 Intangibles — Goodwill and Other. Generally, intangible assets with indefinite lives, and goodwill, are no longer amortized; they are carried at lower of cost or market and subject to annual impairment evaluation, or interim impairment evaluation if an interim triggering event occurs, using a new fair market value method. Intangible assets with finite lives are amortized over those lives, with no stipulated maximum, and an impairment test is performed only when a triggering event occurs. Such assets are amortized on a straight-line basis over the estimated useful life of the asset.
Stock-Based Compensation
The Company accounts for stock-based compensation in accordance with ASC 718 Compensation — Stock Compensation. The ASC provides that instruments that were originally issued as employee compensation and then modified, and that modification is made to the terms of the instrument solely to reflect an equity restructuring that occurs when the holders are no longer employees, then no change in the recognition or the measurement (due to a change in classification) of those instruments will result if both of the following conditions are met: (a). There is no increase in fair value of the award (or the ratio of intrinsic value to the exercise price of the award is preserved, that is, the holder is made whole), or the antidilution provision is not added to the terms of the award in contemplation of an equity restructuring; and (b). All holders of the same class of equity instruments (for example, stock options) are treated in the same manner.

MEDX SYSTEMS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009
Advertising
The Company expenses advertising costs as they are incurred. Advertising expenses for the periods ending September 30, 2009 was not material.
Product Warranties
Estimated costs related to product warranties are accrued at the time the equipment is sold. In estimating its future warranty obligations, the Company considers various relevant factors, including the Company’s stated warranty policies and practices, the historical frequency of claims and the cost to replace or repair its products under warranty. The Company has accrued $30,000 in product liability claims for the period ended September 30, 2009.
Comprehensive Income (Loss)
The Company has no components of other comprehensive income (loss). Accordingly, net income (loss) equals comprehensive income (loss) for the periods presented.
Income Taxes
The Company accounts for income taxes in accordance with ASC 740 Income Taxes. Deferred income tax assets and liabilities are determined based upon differences between financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established when it is more likely than not that the deferred tax assets will not be realized.
Net Income (Loss) Per Share
Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted net income (loss) per share is computed similarly to basic net income (loss) per share except that it includes the potential dilution that could occur if dilutive securities were exercised. For the periods presented, the Company did not have any outstanding dilutive securities, and, accordingly, diluted net income (loss) per share equals basic net income (loss) per share.
ACCOUNTING STANDARDS UPDATES
In August 2009, the FASB issued ASU 2009-05 which includes amendments to Subtopic 820-10, “Fair Value Measurements and Disclosures—Overall”. The update provides clarification that in circumstances, in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the techniques provided for in this update. The amendments in this ASU clarify that a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability and also clarifies that both a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements. The guidance provided in this ASU is effective for the first reporting period, including interim periods, beginning after issuance. The adoption of this standard did not have a material impact on the Company’s consolidated financial position and results of operations.

MEDX SYSTEMS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009
In September 2009, the FASB issued ASU 2009-06, Income Taxes (Topic 740), “Implementation Guidance on Accounting for Uncertainty in Income Taxes and Disclosure Amendments for Nonpublic Entities”, which provides implementation guidance on accounting for uncertainty in income taxes, as well as eliminates certain disclosure requirements for nonpublic entities. For entities that are currently applying the standards for accounting for uncertainty in income taxes, this update shall be effective for interim and annual periods ending after September 15, 2009. For those entities that have deferred the application of accounting for uncertainty in income taxes in accordance with paragraph 740-10-65-1(e), this update shall be effective upon adoption of those standards. The adoption of this standard is not expected to have an impact on the Company’s consolidated financial position and results of operations since this accounting standard update provides only implementation and disclosure amendments.
In September 2009, the FASB has published ASU No. 2009-12, “Fair Value Measurements and Disclosures (Topic 820) — Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent)”. This ASU amends Subtopic 820-10, “Fair Value Measurements and Disclosures — Overall”, to permit a reporting entity to measure the fair value of certain investments on the basis of the net asset value per share of the investment (or its equivalent). This ASU also requires new disclosures, by major category of investments including the attributes of investments within the scope of this amendment to the Codification. The guidance in this Update is effective for interim and annual periods ending after December 15, 2009. Early application is permitted. The Company is in the process of evaluating the impact of this standard on its consolidated financial position and results of operations. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial position and results of operations.
In October 2009, the FASB has published ASU 2009-13, “Revenue Recognition (Topic 605)-Multiple Deliverable Revenue Arrangements”, which addresses the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables) separately rather than as a combined unit. Specifically, this guidance amends the criteria in Subtopic 605-25, “Revenue Recognition-Multiple-Element Arrangements”, for separating consideration in multiple-deliverable arrangements. This guidance establishes a selling price hierarchy for determining the selling price of a deliverable, which is based on: (a) vendor-specific objective evidence; (b) third-party evidence; or (c) estimates. This guidance also eliminates the residual method of allocation and requires that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method and also requires expanded disclosures. The guidance in this update is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial position and results of operations.
In October 2009, the FASB has published ASU 2009-14, “Software (Topic 985)-Certain Revenue Arrangements that Include Software Elements” and changes the accounting model for revenue arrangements that include both tangible products and software elements. Under this guidance, tangible products containing software components and non-software components that function together to deliver the tangible product’s essential functionality are excluded from the software revenue guidance in Subtopic 985-605, “Software-Revenue Recognition”. In addition, hardware components of a tangible product containing software components are always excluded from the software revenue guidance. The guidance in this ASU is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial position and results of operations.

MEDX SYSTEMS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009
Other ASUs not effective until after September 30, 2009, are not expected to have a significant effect on the Company’s consolidated financial position or results of operations.
NOTE 3 – EARNINGS PER SHARE
Basic earnings per share is computed on the basis of the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed on the basis of the weighted average number of shares of common stock plus the effect of dilutive potential common shares outstanding during the period using the treasury stock method. Dilutive potential common shares include outstanding stock options and stock awards.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Net loss available for common shareholders	$(1,010,219)	$(154,521)	$(1,414,230)	$(158,199)

Weighted average outstanding shares of common stock	11,975,825	8,181,820	10,587,648	8,181,820

Dilutive effect of employee stock options and awards	—	—	1,018,658	—

Common stock and common stock equivalents	11,975,825	8,181,820	11,606,306	8,181,820

Earnings per share:

Basic	(0.08)	(0.02)	(0.13)	(0.02)

Diluted	(0.08)	(0.00)	(0.12)	(0.00)

NOTE 4 – INVENTORIES
Inventories consist of raw materials and supplies, sub-assemblies, and finished goods. The Company maintains an inventory of $48,522 at September 30, 2009.

MEDX SYSTEMS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009
NOTE 5 – FAIR VALUE OF FINANCIAL INSTRUMENTS
ASC 820 Fair Value Measurements and Disclosures defines fair value as the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date and in principal or most advantageous market for that asset or liability. The fair value should be calculated based on assumptions that market participants would use in pricing the asset or liability, not on assumptions specific to the entity. In addition, the fair value of liabilities should include consideration of non-performance risk, including the Company’s own credit risk.
In addition to defining fair value, ASC 820 expands the disclosure requirements around fair value and establishes a fair value hierarchy for valuation inputs. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market. Each fair value measurement is reported in one of three levels, which is determined by the lowest level input that is significant to the fair value measurement in its entirety. These levels are:
•	Level 1 — inputs are based upon unadjusted quoted prices for identical instruments traded in active markets.
•
Level 2 — inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•
Level 3 — inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques that include option pricing models, discontinued cash flow models, and similar techniques.

The Company’s financial asset carried at fair value as of September 30, 2009 is the investment in the shell corporation. Although the Company made the initial investment in cash the investment’s fair value will need to be re-measured on an annual basis. This re-measurement will be based upon the estimation of equity and debt positions at year end. Due to these facts the Company valued the financial asset using a Level 3 input.

MEDX SYSTEMS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009
The carrying amounts and fair values of the Company’s financial instruments at September 30, 2009 are as follows:

		Fair Value Measurements at September 30, 2009
	Total	Level 1	Level 2	Level 3
Assets:
Investment in Shell Corporation	$100,000	$—	$—	$100,000

Total Assets:	$100,000	$—	$—	$100,000

Fair Value Measurements at December 31, 2008
	Total	Level 1	Level 2	Level 3
Assets:
Investment in Shell Corporation	$—	$—	$—	$—

Total Assets:	$—	$—	$—	$—

The following is a reconciliation of the beginning and ending balances for the Company’s assets measured at fair value on a recurring basis using significant unobservable inputs (Level 3):

Fair Value Measurements Using
Significant Unobservable Inputs (Level 3):
Description	(Level 3)
Assets:
Balance at January 1, 2009	$—
Cumulative effect of the change in accounting principal, January 1, 2009	—
Change in fair value included in operations	100,000

Balance, September 30, 2009	$100,000

The carrying amounts of the Company’s other financial instruments, including cash, accounts receivable, accounts payable and accrued liabilities, approximate fair value because of their short maturities. The carrying amount of capital lease obligations approximate fair values based on that their interest rates are at prevailing market rates.

(b) Exhibits

Exhibit No.		Description

3.1	(i)	Articles of Incorporation (2)

3.1	(ii)	Certificate of Amendment to Articles of Incorporation, filed November 12, 2009 (1)

3.2		Bylaws (2)

10.1		Agreement and Plan of Merger, dated September 1, 2009 (3)

10.2		Employment Agreement with Randy Lubinsky, dated November 1, 2008 (1)

10.3		Employment Agreement with Mark Szporka, dated November 1, 2008 (1)

10.4		Welltek Incorporated 2008 Equity Incentive Plan (1)

21		Subsidiaries (1)

(1)	Filed herewith

(2)	Incorporated by reference from the Form S-1 filed by the Company on February 17, 2009

(3)	Incorporated by reference from the Form 8-K filed by the Company on September 15, 2009

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 18, 2009	WELLTEK INCORPORATED
	By:	/s/ Randy Lubinsky
Randy Lubinsky
Chief Executive Officer
In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following person in the capacities and date stated.

/s/ Randy Lubinsky	November 18, 2009
Randy Lubinsky
Chief Executive Officer, Chairman of the Board and Director
(Principal Executive Officer)

/s/ Mark Szporka	November 18, 2009
Mark Szporka
Chief Financial Officer, Secretary and Director
(Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.		Description

3.1	(i)	Articles of Incorporation (2)

3.1	(ii)	Certificate of Amendment to Articles of Incorporation, filed September 25, 2009 (1)

3.2		Bylaws (2)

10.1		Agreement and Plan of Merger, dated September 1, 2009 (3)

10.2		Employment Agreement with Randy Lubinsky, dated November 1, 2008 (1)

10.3		Employment Agreement with Mark Szporka, dated November 1, 2008 (1)

10.4		Welltek Incorporated 2008 Equity Incentive Plan (1)

21		Subsidiaries (1)

(1)	Filed herewith

(2)	Incorporated by reference from the Form S-1 filed by the Company on February 17, 2009

(3)	Incorporated by reference from the Form 8-K filed by the Company on September 15, 2009